UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Tenneco Inc. 500 North Field Drive Lake Forest, Illinois 60045 (847) 482-5000

April 3, 2013

To the Stockholders of Tenneco Inc.:

The Annual Meeting of Stockholders of Tenneco Inc. will be held Wednesday, May 15, 2013, at 10:00 a.m., local time, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045.

Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Form 10-K to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

A record of our activities for the year 2012 is contained in our Form 10-K, which you may access by following the instructions contained in our Notice of Internet Availability of Proxy Materials. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by following the voting procedures contained in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form.

Very truly yours,

GREGG M. SHERRILL

Chairman and Chief Executive Officer

Tenneco Inc. 500 North Field Drive Lake Forest, Illinois 60045 (847) 482-5000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2013

The Annual Meeting of Stockholders of Tenneco Inc. will be held at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 on Wednesday, May 15, 2013, at 10:00 a.m., local time.

The purposes of the meeting are:

1. To elect eight directors for a term to expire at the 2014 Annual Meeting of Stockholders;

2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2013;

3. To approve the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan;

4. To cast an advisory vote to approve our executive compensation; and

5. To consider and act upon such other matters as may properly be brought before the meeting, or any adjournment or postponement thereof.

The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 18, 2013 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045, and also will be available for inspection at the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Form 10-K on the Internet. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides stockholders with instructions on how to access the proxy materials and our Form 10-K, on the Internet, and, if they prefer, how to request paper copies of these materials. Plan participants who hold shares in their Tenneco 401(k) accounts and other stockholders who have previously requested paper copies of these materials may receive these materials by email or in paper. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

As a stockholder of Tenneco Inc., your vote is important. All stockholders are cordially invited to attend the Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible as instructed in the Notice, proxy card or voting instruction form.

By Order of the Board of Directors

JAMES D. HARRINGTON
Corporate Secretary

Lake Forest, Illinois

April 3, 2013

Tenneco Inc. 500 North Field Drive Lake Forest, Illinois 60045 (847) 482-5000

April 3, 2013

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2013

The Board of Directors of Tenneco Inc. (which we refer to as we, us, our, Tenneco or our company) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail. We first released these proxy materials to our stockholders on or about April 3, 2013. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on May 15, 2013, or at any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2013

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) on April 3, 2013 to our stockholders of record. The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting and our Form 10-K (which includes our audited financial statements) on the Internet at www.proxyvote.com;

•	Instruct us to provide our future proxy materials to you electronically by email; and

•	If you prefer, request a printed set of the proxy materials and Form 10-K.

Plan participants who hold Tenneco shares in their 401(k) accounts and other stockholders who have previously requested paper copies of these materials may receive these materials by email or in paper. We elected to use electronic notice and access for our proxy materials because we believe this process will reduce our printing and mailing costs and, by reducing the amount of printed materials, will reduce the environmental impact of our annual stockholders’ meetings. Choosing to receive your future proxy materials by email will help us in these efforts. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT

THIS PROXY STATEMENT AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

•	The election of the eight nominees named in this proxy statement to our Board of Directors, each for a term of one year;

•	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2013;

•	Approval of the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan; and

•	An advisory vote to approve our executive compensation.

The stockholders will also act on any other business that may properly come before the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other record holder, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other record holder on how to vote and you are also invited to attend the Annual Meeting. Your broker, bank or other record holder should have enclosed or provided voting instructions for you to use in directing the voting of your shares.

Who may attend the Annual Meeting?

Anyone who was a stockholder as of the close of business on March 18, 2013 may attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on March 18, 2013 are entitled to vote. There were 60,572,508 shares of common stock outstanding on March 18, 2013. Stockholders are entitled to cast one vote per share on all matters.

How do I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other record holder that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

There are three ways to vote by proxy:

•	By Internet — You can vote over the Internet by following the instructions on the Notice or proxy card;

•	By Mail — If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it in the return envelope that we have enclosed for you; or

•	By Telephone — You can vote by telephone by following the instructions on the proxy card.

If you received a proxy card in the mail but choose to vote by Internet or by telephone, you do not need to return your proxy card.

If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s, broker’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.

Unless you hold your shares through the company’s 401(k) plan, you may vote via the Internet or by phone until 11:59 p.m. Eastern Time, on May 14, 2013, or the company’s agent must receive your paper proxy card on or before May 14, 2013. If you hold your shares through the company’s 401(k) plan, you may vote via the Internet or by phone until 11:59 p.m., Eastern Time, on May 12, 2013, or the company’s agent must receive your paper proxy card on or before May 12, 2013.

How will my proxy be voted?

All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

•	FOR the election of all nominees for election as director described in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2013;

•	FOR the approval of the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan;

•	FOR the approval, in an advisory vote, of our executive compensation; and

•	in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy card to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

May I revoke or change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Secretary, by delivering a proxy bearing a later date (including by telephone or by Internet) or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific stockholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

What constitutes a quorum, permitting the meeting to conduct its business?

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The election of directors (Item 1), the vote on the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan (Item 3) and the advisory vote on executive compensation (Item 4) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to any of these items, your broker may not vote with respect to the applicable proposal and those votes will be counted as “broker non-votes.”

How many votes are needed to approve a proposal?

Assuming the presence of a quorum, each director nominee receiving a majority of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. A “majority of the votes cast” means the number of “For” votes cast exceeds the number of “Against” votes cast. A proxy marked “Abstain” with respect to any director will not be counted in determining the total number of votes cast. Because the election of directors is determined on the basis of a majority of the votes cast, abstentions and broker non-votes have no effect on the election of directors.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2013 and to approve the advisory vote on our executive compensation. Because the vote standard for the approval of these proposals is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes have no effect on the proposals.

Assuming the presence of a quorum, the affirmative votes of the majority of votes cast on the proposal at the Annual Meeting (in person or by proxy) is required to approve the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting. Because the vote standard for this approval is a majority of votes cast on the proposal, abstentions have the effect of a vote against and, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting, broker non-votes would have no effect on the proposal.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How can I find the voting results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of our annual meeting.

How is the solicitation being made?

The cost of solicitation of Proxies will be borne by us. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, email or fax. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.

Where can I find more information about Tenneco?

We file reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://www.tenneco.com and at the Internet site maintained by the SEC at http://www.sec.gov.

ELECTION OF DIRECTORS

(Item 1)

Our Board of Directors currently comprises nine individuals, eight of whom are proposed to be elected at this Annual Meeting to serve for a term to expire at the annual meeting of stockholders to be held in 2014 and until their successors are chosen and have qualified. One of our current directors, Mr. Mitsunobu Takeuchi, will be retiring from the Board of Directors effective at the Annual Meeting and, at that time, the size of our Board will be reduced to eight.

Unless otherwise indicated in your proxy, the persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote your proxy for all the nominees, each of whom has been designated as such by the Board of Directors. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

You may vote “For” or “Against” any or all of the director nominees, or you may “Abstain” from voting. Assuming a quorum, each director nominee receiving a majority of the votes cast at the Annual Meeting (in person or by proxy) will be elected as director. A “majority of the votes cast” means the number of “For” votes cast exceeds the number of “Against” votes cast. A proxy marked “Abstain” with respect to any director will not be counted in determining the total number of votes cast.

Brief statements setting forth the age (at March 18, 2013), the principal occupation, the employment during at least the past five years, the year in which first elected a director and other information concerning each nominee appears below.

The Board of Directors recommends that you vote FOR all of the nominees listed below.

We are a Delaware corporation. Under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, the Board adopted a director resignation policy in Tenneco’s By-Laws. Under this policy, the Board of Directors will nominate for directors only those incumbent candidates who tender, in advance, irrevocable resignations, and the Board has obtained such conditional resignations from the nominees in this year’s proxy statement. The irrevocable resignations will be effective upon the failure to receive the required vote at any annual meeting at which they are nominated for re-election and Board acceptance of the resignation. If a nominee fails to receive the required vote, the Compensation/Nominating/Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days following certification of the stockholder vote. The director whose resignation is under consideration will not participate in the recommendation of the Compensation/Nominating/Governance Committee or the Board’s decision with respect to the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board (but not below the minimum number of directors required under our Certificate of Incorporation).

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For One-Year Terms Expiring at the 2014 Annual Meeting of Stockholders

Thomas C. Freyman — Mr. Freyman has served in his current role as Chief Financial Officer and Executive Vice President, Finance for Abbott since 2004. He was first appointed Chief Financial Officer and Senior Vice President, Finance in 2001. From 1999 to 2001, he served as Vice President and Controller of Abbott’s Hospital Products Division. Prior to that, he held a number of financial planning and analysis positions with Abbott including Treasurer for Abbott’s international operations and Corporate Vice President and Treasurer. Mr. Freyman holds a bachelor’s degree in accounting from the University of Illinois and a master’s degree in management from Northwestern University. He is 58 years old, was elected as a director of our company in January 2013 and is a member of the Audit Committee.

As the Chief Financial Officer of a Fortune 200 company, Mr. Freyman brings substantial expertise in finance and accounting to our Board and the Audit Committee. Throughout his more than thirty-year career with Abbott, Mr. Freyman has served in diverse financial and accounting roles throughout Abbott’s global organization. Prior to his career with Abbott, he was a certified public accountant with the firm of Ernst & Whinney (now Ernst & Young) where he gained substantial experience in auditing, tax and financial reporting. The Board has designated Mr. Freyman as an “audit committee financial expert” as that term is defined in the SEC’s rules adopted pursuant to the Sarbanes-Oxley Act 2002.

Dennis J. Letham — From 1995 until his retirement in June 2011, Mr. Letham served as Executive Vice President, Finance and Chief Financial Officer of Anixter International Inc., where he oversaw the company’s finance, accounting, tax, legal, human resource and internal audit activities in 50 countries. Before assuming his role as Chief Financial Officer in 1995, Mr. Letham served as Executive Vice President and Chief Financial Officer of Anixter, Inc., the principal operating subsidiary of Anixter International Inc., which he joined in 1993. Previously, he had a ten-year career with National Intergroup Inc., where he was Senior Vice President and Chief Financial Officer, as well as Vice President and Controller, Director of Corporate Accounting and Manager for Internal Audit. Mr. Letham began his career at Arthur Andersen & Co. in 1973 where he held progressive responsibilities in the Audit Department. Mr. Letham holds a bachelors degree from Pennsylvania State University’s Accounting Honors program. He also is a Certified Public Accountant. Mr. Letham is a director of Interline Brands, Inc. where he chairs the Audit Committee. Mr. Letham is also a National Association of Corporate Directors Board Leadership Fellow. Mr. Letham is 61 years old, was elected a director of our company in October 2007 and is the Chairman of the Audit Committee.

Mr. Letham’s substantial experience in finance and accounting makes him a valuable asset to our Board and our Audit Committee. Throughout his more than 35 year career, Mr. Letham has gained a deep understanding of the operations and financial reporting and accounting functions of large organizations. His 15 years of experience as the Chief Financial Officer of Anixter, a large international public company, gives him substantial insight into the complex financial, accounting and operational issues that a large multi-national company such as ours can encounter. Further, with his background in public accounting, he brings particular insight to the external and internal audit functions. The Board has designated Mr. Letham as an “audit committee financial expert” as that term is defined in the SEC’s rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Hari N. Nair — Chief Operating Officer — Mr. Nair has served as our Chief Operating Officer since July 2010. Prior to that, he served as our Executive Vice President and President – International since March 2007. Previously, Mr. Nair served as Executive Vice President and Managing Director of our business in Europe, South America and India. Before that, he was Senior Vice President and Managing Director – International. Before December 2000, Mr. Nair was the Vice President and Managing Director – Emerging Markets. Previously, Mr. Nair was the Managing Director for Tenneco Automotive Asia, based in Singapore and responsible for all operations and development projects in Asia. He began his career with the former Tenneco Inc. in 1987, holding various positions in strategic planning, marketing, business development, quality control and finance. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation focusing on European operations. Mr. Nair has a B.S. degree in Engineering from Bradley University and an M.B.A. in Finance and International Business from the University of Notre Dame. Mr. Nair is 53 years old and was elected a director of our company in March 2009.

Mr. Nair brings to our Board nearly 30 years of experience in the automotive industry in increasingly senior management roles. He has been with our company for more than 25 years in diverse roles from strategic planning, marketing and business development to quality and finance. He has also held senior managerial positions for our company in virtually all of our global locations – from Europe to Asia to North America. He oversees our operations globally, including in key growth areas such as China. Mr. Nair’s extensive knowledge of our company and its global operations makes him a particular asset to our Board.

Roger B. Porter — Mr. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. He has served on the faculty at Harvard University since 1977. He also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He received a B.A. from Brigham Young University and M.A. and Ph.D. degrees from Harvard University. He was also a Rhodes Scholar at Oxford University where he received his B.Phil. degree. He is also a director of Zions Bancorporation, Extra Space Storage Inc. and Packaging Corporation of America. Mr. Porter served on the board of directors of Pactiv Corporation through November 2010. Mr. Porter is 66 years old and was elected a director of our company in January 1998. He is the Chairman of the Compensation/Nominating/Governance Committee.

Mr. Porter brings a distinctive background to his service on our Board of Directors. He is the author of several books on economic policy, including Presidential Decision Making and Efficiency, Equity and Legitimacy: The Multilateral Trading System at the Millennium. His significant policy roles for various White Houses, as well as his scholarly research and teaching as the IBM Professor of Business and Government at Harvard, give him a unique perspective on the impact of general economic, political and market conditions on our business and operations. His background and experience is unlike that of any other Board member, making him a valuable addition to a well-rounded Board. In addition, his service on the Board of Directors of a variety of major public companies provides him an understanding of the strategic, operational and financial issues faced by large public companies.

David B. Price, Jr. — Since his retirement from Noveon Inc. in 2001, Mr. Price has worked as an independent consultant, providing investment and operational advice primarily to financial and strategic buyers of businesses. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials segment of BF Goodrich Company before its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Before joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, including President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto’s Chemical Group. Mr. Price received a B.S.C.E. from the University of Missouri and an M.B.A. from Harvard University. He is a director and former Chairman of the YMCA of Greater St. Louis and a Director and

Vice Chairman of St. Lukes Hospital in St. Louis. Mr. Price is 67 years old and was elected a director of our company in November 1999. Mr. Price is a member of the Compensation/Nominating/Governance Committee.

Mr. Price is an experienced businessman, having managed major chemicals businesses for Monsanto and B.F. Goodrich over a 30-year period. His experience as president and chief operating officer of various Monsanto and B.F. Goodrich business units gives Mr. Price an understanding of the strategic, operational and financial issues facing major industrial companies and a perspective beyond traditional automotive manufacturing.

Gregg M. Sherrill — Chairman and Chief Executive Officer — Mr. Sherrill was named our Chairman and Chief Executive Officer in January 2007. Mr. Sherrill joined us from Johnson Controls Inc., where he served since 1998, most recently as President, Power Solutions. From 2002 to 2003, Mr. Sherrill served as the Vice President and Managing Director of Europe, South Africa and South America for Johnson Controls’ Automotive Systems Group. Before joining Johnson Controls, Mr. Sherrill held various engineering and manufacturing assignments over a 22-year span at Ford Motor Company, including Plant Manager of Ford’s Dearborn, Michigan engine plant, Chief Engineer, Steering Systems and Director of Supplier Technical Assistance. Mr. Sherrill holds a B.S. degree in mechanical engineering from Texas A&M University and an M.B.A. from Indiana University’s Graduate School of Business. Mr. Sherrill is a director of Snap-on Incorporated where he is a member of the Organization and Executive Compensation Committee. Mr. Sherrill is also the Vice Chairman of the National Association of Manufacturers and the Chair of its Finance and Audit Committees. Mr. Sherrill is 60 years old and became a director of our company in January 2007.

Mr. Sherrill brings to our Board over 30 years of experience in the automotive industry, including six years as our Chairman and Chief Executive Officer. Before joining our company, he held increasingly senior management roles at both a major automotive parts supplier — Johnson Controls — and a major original equipment manufacturer — Ford, giving him unique perspective and insight. His extensive experience managing international operations is also of key value to a global company such as ours. Under his leadership, our company has navigated successfully a challenging automotive industry environment and is positioned to capitalize on a recovery in the sector. His extensive knowledge of our business and industry, together with his proven talents and leadership, position him well to serve as our Chairman and Chief Executive Officer.

Paul T. Stecko — Mr. Stecko has served as the Executive Chairman of Packaging Corporation of America since July 2010. He served as Chief Executive Officer of Packaging Corporation of America from January 1999 through June 2010 and has been Chairman of PCA’s Board of Directors since March 1999. Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. from November 1998 to April 1999 and as Chief Operating Officer of Tenneco Inc. from January 1997 to November 1998. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Before that, Mr. Stecko spent 16 years with International Paper Company in roles of increasing responsibility, most recently serving as Vice President and General Manager of the Publication Papers, Bristols and Converting Papers businesses. Mr. Stecko received a B.S. degree in metallurgy from Pennsylvania State University and an M.S. in metallurgical engineering and an M.B.A. from the University of Pittsburgh. He is a director of State Farm Mutual Insurance Company and Smurfit Kappa Group. Mr. Stecko is 68 years old and has been a director of our company since November 1998. Mr. Stecko is a member of the Compensation/Nominating/Governance Committee and is our lead independent director.

Mr. Stecko, with his more than ten years of experience as Chairman and Chief Executive Officer of Packaging Corporation of America, brings to the Board proven leadership and extensive managerial experience at the most senior level. In addition, his years of service in senior management of Tenneco prior to the 1999 transactions that separated our automotive and packaging businesses give

Mr. Stecko unique historical perspective that is of particular value to our company. As a result of these experiences, Mr. Stecko has a thorough knowledge and understanding of the complex strategic, operational and financial issues faced by large public companies. Mr. Stecko’s appreciation of the role of directors through his experience as both an inside and independent director of other companies positions him well to serve as our lead independent director.

Jane L. Warner — From August 2007 until her retirement in March 2013, Ms. Warner served as Executive Vice President at Illinois Tool Works Inc., a Fortune 200 diversified manufacturer of highly engineered components and industrial systems and consumables, where she had worldwide responsibility for its Decorative Surfaces and Finishing Systems businesses. Ms. Warner joined Illinois Tool Works Inc. in December 2005 as Group President of its Worldwide Finishing business. She was previously the President of Plexus Systems, L.L.C., a manufacturing software company, from June 2004 to December 2005, and a Vice President with Electronic Data Systems from 2000 through June 2004, where she led their global manufacturing group. Ms. Warner served as Executive Vice President for first tier supplier Textron Automotive from 1994 through 1999, where she was President of its Kautex North America and Randall divisions. Previously, Ms. Warner held executive positions in manufacturing, engineering and human resources over a 20-year span at General Motors Corporation. Ms. Warner received a B.A. and an M.A. from Michigan State University. She also received an M.B.A. from Stanford University where she was a Sloan Fellow. Ms. Warner is a board member of MeadWestvaco Corporation, where she is a member of the Audit Committee and chairs the Safety, Health and Environmental Committee. She is also a Trustee for John G. Shedd Aquarium. Ms. Warner is 66 years old and was elected a director of our company in October 2004. Ms. Warner is a member of the Audit Committee.

With over 20 years of experience at General Motors and five years of experience at Textron Automotive, Ms. Warner has particular appreciation of the challenges facing our customers. Her automotive industry expertise is supplemented by her leadership roles in global manufacturing and manufacturing information systems businesses, both of which are of particular relevance to a global manufacturing company such as ours. She also brings to us the financial understanding she has gained through her business unit leadership and as member of the audit committee at MeadWestvaco.

NON-CONTINUING DIRECTOR

Term Expiring at the 2013 Annual Meeting of Stockholders

Mitsunobu Takeuchi — Mr. Takeuchi will be retiring from the Board of Directors effective at the Annual Meeting. Mr. Takeuchi is the retired Chairman of DENSO International America, Inc., the North American arm of Japan-based DENSO Corporation, a worldwide supplier of advanced automotive systems and components. Mr. Takeuchi joined DENSO in 1964 and rose through a series of sales and general manager positions in Japan and North America, with experience in both original equipment and aftermarket. He became President and Chief Executive Officer, DENSO International America in 1997 and Chairman and Chief Executive Officer in 2002. He served as Chairman Emeritus from 2004 through January 2006. He served as a member of the Board of Directors of DENSO Corporation from March 1995 until his retirement in June 2004. Mr. Takeuchi is a director of the Economic Club of Detroit and the Motor Equipment Manufacturers Association and a member and past president of the Japan Business Society of Detroit. Mr. Takeuchi is 71 years old and has been a director of our company since January 2006. Mr. Takeuchi is a member of the Audit Committee.

CORPORATE GOVERNANCE

Overview

We have established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. As part of its annual review process, the Board of Directors monitors developments in the area of corporate governance. Listed below are some of the key elements of our corporate governance plan. Many of these matters are described in more detail elsewhere in this proxy statement.

Director Independence (see pp. 13-14)

•

Seven of the Company’s nine current directors are independent under the New York Stock Exchange (“NYSE”) listing standards. Assuming all nominees presented in this Proxy Statement are elected at the Annual Meeting, six of our eight directors will be independent under the NYSE listing standards.

•	Independent directors are scheduled to meet separately in executive session after every regularly scheduled Board of Directors meeting.

•	We have a lead independent director, Mr. Paul T. Stecko.

Audit Committee (see pp. 16-17 and p. 53)

•	All members meet the independence standards for audit committee membership under the NYSE listing standards and applicable Securities and Exchange Commission (“SEC”) rules.

•

Each of Messrs. Freyman and Letham has been designated as an “audit committee financial expert” as defined in the SEC rules. All members of the Audit Committee satisfy the NYSE’s financial literacy requirements.

•	The Audit Committee operates under a written charter that governs its duties and responsibilities, including its sole authority to appoint, review, evaluate and replace our independent auditors.

•	The Audit Committee has adopted policies and procedures governing the pre-approval of all audit, audit-related, tax and other services provided by our independent auditors.

Compensation/Nominating/Governance Committee and Subcommittee (see pp. 14-15 and p. 52)

•	All members meet the independence standards for compensation and nominating committee membership under the NYSE listing standards.

•	The Compensation/Nominating/Governance Committee operates under a written charter that governs its duties and responsibilities, including the responsibility for executive compensation.

•

We have an Executive Compensation Subcommittee which has the responsibility to consider and approve compensation for our executive officers which is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

Corporate Governance Principles

•	We have adopted Corporate Governance Principles, including qualification and independence standards for directors.

Stock Ownership Guidelines (see p. 34)

•	We have adopted Stock Ownership Guidelines to align the interests of our executives with the interests of stockholders and promote our commitment to sound corporate governance.

•

The Stock Ownership Guidelines apply to the non-management directors, the Chairman and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, all Executive Vice Presidents, all Senior Vice Presidents and all Vice Presidents.

Anti-Hedging Policy and Trading Restrictions (see p. 35)

•	We have an insider trading policy which, among other things, prohibits our executive officers from engaging in derivative or hedging transactions with respect to our securities.

Communications with the Directors (see p. 18)

•

The Audit Committee has established a process for confidential and anonymous submissions by our employees, as well as submissions by other interested parties, regarding questionable accounting or auditing matters.

•	Additionally, the Board of Directors has established a process for stockholders to communicate with the Board of Directors, as a whole, or any independent director.

Codes of Business Conduct and Ethics

•

We have adopted a Code of Ethical Conduct for Financial Managers that applies to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and other key financial managers.

•

We also operate under a Code of Conduct that applies to all directors, officers and employees and covers a broad range of topics, including compliance with laws, restrictions on gifts and conflicts of interest. All salaried employees are required to affirm annually in writing their acceptance of, and compliance with, the Code of Conduct.

Transactions with Related Persons (see pp. 18-19)

•

We have adopted a Policy and Procedure for Transactions with Related Persons, under which our Board of Directors must generally pre-approve transactions involving more than $120,000 with our directors, executive officers, five percent or greater stockholders and their immediate family members.

Equity Award Policy (see p. 34)

•	We have adopted a written policy to be followed for all issuances by our company of compensatory awards in the form of our common stock or any derivative of our common stock.

Clawback Policy (see p. 35)

•

We recently adopted a clawback policy in light of the delay in SEC rulemaking under the Dodd-Frank Wall Street Reform and Consumer Protection Act. We will continue to review our clawback policy as rulemaking is adopted regarding clawbacks under the Dodd-Frank Act.

Personal Loans to Executive Officers and Directors

•	We comply with and operate in a manner consistent with the legislation outlawing extensions of credit in the form of a personal loan to or for our directors or executive officers.

Our Audit Committee, Compensation/Nominating/Governance Committee and Executive Compensation Subcommittee Charters, Corporate Governance Principles, Stock Ownership Guidelines, Accounting Complaints Policy, Code of Ethical Conduct for Financial Managers, Code of Conduct, Policy and Procedures for Transactions with Related Persons, Equity Award Policy, Director Communications Policy and Audit/Non-Audit Services Policy may be accessed on our website at www.tenneco.com. The contents of the website are not, however, a part of this proxy statement. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers of our Code of Ethical Conduct for Financial Managers and Code of Conduct by posting this information on our website at www.tenneco.com.

The Board of Directors and Its Committees

Board Leadership Structure.    Our Board of Directors currently comprises nine members, seven of whom are independent and two of whom are officers of our company. The Board of Directors believes that our ratio of outside directors to inside directors represents a commitment to the independence of the Board and a focus on matters of importance to our stockholders.

Mr. Sherrill is our Chairman and Chief Executive Officer and leads our Board. Mr. Sherrill has general charge and management of the affairs, property and business of the corporation, under the oversight, and subject to the review and direction, of the Board. He presides at all meetings of stockholders and the Board. We also have a lead independent director, Mr. Stecko. As lead independent director, Mr. Stecko presides at all executive sessions of the Board, consults with management and the other members of the Board regarding Board meeting agendas and serves as the principal liaison between management and the independent directors.

Our Board of Directors has two standing committees — the Audit Committee and the Compensation/Nominating/Governance Committee. The responsibilities and authority of each committee are described below. Each of these committees consists solely of independent directors and has its own Chairman who is responsible for directing the work of the committee in fulfilling its responsibilities.

Our Board of Directors believes this leadership structure is in the best interests of our company and its stockholders. Our Chairman and Chief Executive Officer provides the strong, clear and unified leadership that is critical to our relationships with our stockholders, employees, customers, suppliers and other stakeholders. He also serves as a valuable bridge between the Board and our management. We have effective and active oversight by experienced independent directors, who have selected a lead independent director and two independent committee chairs. The independent directors on the Board and each of the committees meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. Our system provides appropriate checks and balances to protect stockholder value and allows for efficient management of our company.

Role of Board of Directors in Risk Oversight.    Our Board of Directors recognizes that, although risk management is primarily the responsibility of the company’s management team, the Board of Directors plays a critical role in the oversight of risk, including the identification and management of risk. The Board of Directors believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board of Directors’ involvement in risk oversight involves the full Board of Directors, the Audit Committee and the Compensation/Nominating/Governance Committee.

We perform an annual enterprise risk assessment which originates within our internal audit department and is performed in accordance with the standards adopted by the Committee of

Sponsoring Organizations of the Treadway Commission (COSO). As part of its assessment, our internal audit department interviews each of our directors, as well as members of management, regarding the strategic, operational, compliance and financial risks that the company faces. Our director of internal audit and chief financial officer review the results of this annual enterprise risk assessment with our Board of Directors. In addition, throughout the year, the Board of Directors meets with senior management to discuss (a) current business trends affecting us; (b) the major risk exposures facing us; and (c) the steps management has taken to monitor and control such risks. The Board of Directors receives presentations throughout the year from senior management and leaders of our business units and functional groups, such as Treasury, information technology and insurance/risk management, regarding specific risks that we face, including as to credit or liquidity risks and operational risks. Finally, on an annual basis, management provides a comprehensive strategic review to the Board of Directors which includes a discussion of the major risks faced by our company and our strategies to manage and minimize these risks.

The Audit Committee meets frequently during the year with senior management, our director of internal audit and our independent public accountants and discusses the major risks facing us, and the steps management has taken to monitor and control such risks, as well as the adequacy of internal controls that could mitigate risks and significantly affect our financial statements. At each regularly scheduled meeting, our director of internal audit reviews with the Audit Committee the results of internal audit activities and testing since the Audit Committee’s prior meeting. In addition, at each regularly scheduled Audit Committee meeting, the company’s general counsel provides a report to the Audit Committee regarding any significant litigation, environmental or regulatory risks faced by our company. The Audit Committee also maintains oversight over the company’s compliance programs, including compliance with the company’s Code of Conduct. The Chairman of the Audit Committee provides the Board of Directors with a report concerning its risk oversight activities at each Board meeting. The Compensation/Nominating/Governance Committee reviews our compensation structures and programs to assure that they do not encourage excessive risk.

Director Independence.    The Board of Directors has determined that all of our non-management directors are “independent” as that term is defined under the listing standards of the NYSE. As part of its analysis, the Board determined that none of the outside directors has a direct or indirect material relationship with us. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director’s independence:

•

the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) does business with us and the annual sales to, or purchases from, us are less than 1% of the annual consolidated revenues of both our company and the other company;

•

the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) is indebted to us, or to which we are indebted, and the total amount of either company’s consolidated indebtedness to the other is less than 1% of the total consolidated assets of the indebted company;

•

the director is an employee, director or beneficial owner of another company in which we own a common equity interest, and the amount of our interest is less than 5% of the total voting power of the other company; or

•

the director serves as an employee, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts.

No outside director has a relationship with us that is outside of these guidelines.

In making its independence determinations, the Board of Directors considered the following relationships, all of which are within these guidelines: in the case of Mr. Stecko, an ordinary course supply arrangement between our company and the company where he serves as executive chairman; and in the case of Ms. Warner, an ordinary course supply arrangement between our company and the company where she served as executive vice president until her retirement in March 2013.

Board Meetings.    During 2012, the Board of Directors held seven meetings. All of our directors who served in 2012 attended all meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors is scheduled to meet in executive session, without management, after every regularly scheduled Board meeting. Mr. Stecko acts as lead independent director to chair these executive sessions and as primary spokesperson in communicating matters arising out of these sessions to our management.

All of the directors attended last year’s annual meeting of stockholders. The Board of Directors has a policy that, absent unusual circumstances, all directors attend our annual stockholder meetings.

Compensation/Nominating/Governance Committee and Subcommittee.    The members of the Compensation/Nominating/Governance Committee are Messrs. Price, Stecko and Porter, who is the Chairman of the Committee. The Compensation/Nominating/Governance Committee is comprised solely of outside directors who meet the independence standards for compensation and nominating committee members as set forth in the NYSE listing standards.

The Compensation/Nominating/Governance Committee has the responsibility, among other things, to:

•	establish the compensation of our executive officers;

•	examine periodically our compensation structure;

•	supervise our welfare and pension plans and compensation plans;

•	produce an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations of the SEC;

•	review our compensation practices and policies for our employees to determine whether those practices and policies are reasonably likely to have a material adverse effect on us; and

•

review and recommend to the Board any company proposal regarding the advisory vote on executive compensation and any company proposal regarding the frequency of the advisory vote on executive compensation.

It also has significant nominating and corporate governance responsibilities including, among other things, to:

•	review and determine the desirable balance of experience, qualifications and expertise among members of the Board;

•	review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders;

•	review the function and composition of the other committees of the Board and recommend membership on these committees;

•	review the qualifications of, and recommend candidates for, election as officers of our company;

•	develop and recommend to the Board of Directors for approval any revisions to our Corporate Governance Principles; and

•	oversee our management succession planning, including with respect to our Chief Executive Officer, and our diversity initiatives in connection with management succession.

The Compensation/Nominating/Governance Committee may form and delegate authority to subcommittees when appropriate and to the extent permitted by applicable law and the rules of the NYSE. Once a subcommittee of this committee is so formed, the committee may exercise any authority in its discretion that is granted to the subcommittee.

We have an Executive Compensation Subcommittee which consists of Messrs. Porter and Price. This subcommittee has the responsibility of considering and approving compensation for our Chief Executive Officer and our other executive officers which is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. This subcommittee does not have the authority to further delegate its responsibilities.

Each of the Compensation/Nominating/Governance Committee and its Executive Compensation Subcommittee operates pursuant to a written charter, the current versions of which were reaffirmed by the Board of Directors and the Compensation/Nominating/Governance Committee, respectively, in March 2013 as part of their annual review process. The Compensation/Nominating/Governance Committee held seven meetings and the Executive Compensation Subcommittee held two meetings during 2012.

For 2012, the Compensation/Nominating/Governance Committee retained the services of Meridian Compensation Partners, LLC as its principal outside compensation consultant. Meridian reports directly to the Compensation/Nominating/Governance Committee and the scope of its assignment has been to (i) assist in decision-making with respect to executive compensation, (ii) provide plan design advice, (iii) provide annual competitive market studies against which committee members can analyze executive compensation and (iv) apprise the committee members regarding best practices and pay levels in association with director compensation. For our director compensation, our compensation consultant prepares comparative market data and presents that information directly to the committee. The committee reviews this data and establishes director compensation in consultation with our compensation consultant. Meridian provides no other services to the committee or our company.

From time to time, the Compensation/Nominating/Governance Committee and the Executive Compensation Subcommittee will review materials prepared by other consultants to assist it with specific compensation matters. For example, in 2006, management engaged Buck Consultants, a pension actuarial firm, to provide advice concerning the restructuring of Tenneco’s defined benefit and defined contribution retirement benefits plans for U.S. salaried and non-union hourly employees. This information was reviewed by the Compensation/Nominating/Governance Committee in connection with its decision to freeze future accruals under our defined benefits retirement plans at the end of 2006, as described under “Executive Compensation — Post-Employment Compensation — 2006 Changes in Defined Benefits.”

For a discussion of the role of our executive officers in the establishment of executive officer compensation, see “Executive Compensation — Compensation Discussion and Analysis.” Our executive officers do not participate in the process for establishing director compensation.

A report of the Compensation/Nominating/Governance Committee regarding executive compensation appears elsewhere in this proxy statement. For a more detailed discussion of the Compensation/Nominating/Governance Committee’s processes and procedures for considering and determining executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

Audit Committee.    The members of the Audit Committee are Ms. Warner and Messrs. Freyman, Takeuchi and Letham, who is the Chairman of the Committee. Effective as of the Annual Meeting of stockholders, Mr. Takeuchi will retire and will no longer serve on the Audit Committee. The Audit Committee is comprised solely of directors who meet all of the independence standards for audit committee membership as set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder and the NYSE listing standards. The Board of Directors has designated each of Messrs. Freyman and Letham as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Management is responsible for our internal controls over the financial reporting process. The independent public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted audit standards and for issuing a report on its audit. The Audit Committee’s duty is to oversee and monitor these activities on behalf of the Board of Directors. Specifically, the Audit Committee has the responsibility, among other things, to:

•	select and approve the compensation of our independent public accountants;

•	review and approve the scope of the independent public accountants’ audit activity and all non-audit services;

•	review the independence, qualifications and performance of our independent public accountants;

•	review with management and the independent public accountants the adequacy of our basic accounting system and the effectiveness of our internal audit plan and activities;

•	review with management and the independent public accountants our certified financial statements and exercise general oversight over the financial reporting process;

•	review with us litigation and other legal matters that may affect our financial condition and monitor compliance with business ethics and other policies;

•	provide an avenue of communication among the independent public accountants, management, the internal auditors and the Board of Directors; and

•	prepare the audit-related report required by the SEC to be included in our annual proxy statement.

In fulfilling its responsibilities, the Audit Committee reviewed with management and the independent public accountants:

•

significant issues, if any, regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, and significant issues, if any, as to the adequacy of our internal controls and any special audit steps adopted in view of material internal control deficiencies;

•

analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on our financial statements; and

•	the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies.

In addition, the Audit Committee has discussed our major risk exposures and the steps that management has taken to monitor and control such exposures. Management is required to advise the

Committee of any instances of fraud relating to employees who have a significant role in our internal controls. The Committee was advised that management was not aware of any such instances of fraud.

The Audit Committee operates under a written charter, the current version of which was reaffirmed by the Board of Directors in March 2013 as part of its annual review process. The Audit Committee held twelve meetings in 2012. A report of the Audit Committee appears elsewhere in this proxy statement.

Consideration of Director Nominees.    The Compensation/Nominating/Governance Committee regularly assesses the size of the Board of Directors, the need for expertise on the Board of Directors and whether any vacancies are expected on the Board of Directors. The Compensation/Nominating/Governance Committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors, the Compensation/Nominating/Governance Committee reviews annually such directors’ overall service to us during their term, including the specific experience, qualifications, attributes and skills that the director brings to service on our Board, the number of meetings attended, the level of participation, the quality of performance and any transactions of such directors with us during their term. In the event that vacancies are anticipated, or otherwise arise, the Compensation/Nominating/Governance Committee considers various potential candidates for director which may come to its attention through a variety of sources, including current Board members, stockholders or other persons. In addition, from time to time, the Compensation/Nominating/Governance Committee will retain a professional search firm to assist it in identifying director candidates, for which the firm generally receives a fee. For example, a third-party executive search firm, Spencer Stuart, assisted the Compensation/Nominating/Governance Committee in a search for new director candidates. Based on that search, the Compensation/Nominating/Governance Committee recommended the election of, and the Board of Directors elected, Mr. Freyman to the Board of Directors. All candidates for director are evaluated at regular or special meetings of the Compensation/Nominating/Governance Committee.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Compensation/Nominating/Governance Committee considers each candidate’s experience, qualifications, attributes and skills as well as the specific qualification standards set forth in our Corporate Governance Principles, including: (1) personal and professional ethics, integrity and values; (2) an ability and willingness to undertake the requisite time commitment to Board functions; (3) independence pursuant to the guidelines set forth in the Corporate Governance Principles and applicable rules and regulations; (4) age, which must be less than 72; (5) the potential impact of service on the board of directors of other public companies, including competitors of our company; and (6) an absence of employment at a competitor of our company. The Compensation/Nominating/Governance Committee and the Board of Directors value diversity as a factor in selecting members to serve on the Board and believe that the diversity which exists in the Board’s composition provides significant benefit to the company. Each candidate is reviewed in light of the overall composition and skills of the entire Board of Directors at the time, including the varied characteristics of the Board members and candidate in terms of opinions, perspectives, personal and professional experiences and backgrounds. The nominees selected are those whose experience and background are deemed to provide the most valuable contribution to the Board.

The Compensation/Nominating/Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A stockholder of our company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by our By-Laws, in writing to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Following verification of the stockholder’s status, the Compensation/Nominating/Governance Committee will perform an initial analysis of the qualifications of the nominee pursuant to the criteria listed above to determine whether the nominee is qualified for service on our Board of Directors before deciding to undertake a complete evaluation of the nominee. Other than the verification of compliance with the procedures set forth in our By-Laws and stockholder status, and the initial analysis performed by the Compensation/Nominating/Governance Committee, a person nominated by a stockholder for election to the Board of Directors is treated like any other potential candidate during the review process by the Compensation/Nominating/Governance Committee.

Communications with the Directors.    Anyone who has a concern about our conduct, or about our accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board of Directors, our lead independent director (Mr. Stecko) or any other non-employee director or the Audit Committee. All such concerns will be forwarded to the appropriate directors for their review, and all concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by our Chief Compliance Officer and General Counsel, or his designee (unless he is alleged to be involved in the matter at issue). The status of all outstanding concerns addressed to the Board, the non-employee directors or the Audit Committee will be reported to the Board or the Audit Committee (as applicable) on a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. Our corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

Stockholders wishing to communicate with the Board of Directors, any outside director or the Audit Committee may do so by writing to our Corporate Secretary at 500 North Field Drive, Lake Forest, Illinois 60045. The Corporate Secretary will forward any communications as directed by the stockholder. We maintain a separate, internal system for the receipt of communications from employees.

Transactions with Related Persons

The Board of Directors has adopted a Policy and Procedures for Transactions with Related Persons. As a general matter, the policy requires the Board of Directors to review and approve or disapprove the entry by us or our subsidiaries into certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A related person is:

•	any director, nominee for director or executive officer of our company;

•	any immediate family member of a director, nominee for director or executive officer of our company; and

•

any person, and his or her immediate family members, or any entity, including affiliates, that was a beneficial owner of five percent or more of any of our outstanding equity securities at the time the transaction occurred or existed.

If advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the Board of Directors for possible approval, amendment, termination or rescission. In reviewing any transaction, the Board of Directors will take into account, among other factors the Board of Directors deems appropriate, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction.

The policy provides that the following transactions are pre-approved for the purposes of the policy:

•

Employment of executive officers and compensation of directors and executive officers that is otherwise being reported in our annual proxy statement (as these transactions are otherwise subject to approval by the Board of Directors or one of its committees);

•

A transaction where the related person’s only interest is as an employee of the other company, and if the transaction involves the sale or purchase of goods or services, the annual sales to or purchases from our company are less than 1% of the annual consolidated revenue for both our company and the other company, or, if the transaction involves lending or borrowing, the total amount of either company’s indebtedness is less than 1% of the total consolidated assets of the indebted company;

•

Contributions to charitable organizations, foundations or universities at which a related person’s only relationship is as an employee, director or trustee, if the aggregate amount does not exceed 1% of the charitable organization’s total annual receipts;

•	Transactions where the related person’s only interest arises solely from the ownership of our common stock, and where all stockholders of our company receive benefits on a pro rata basis;

•	Transactions involving a related person where the rates or charges involved are determined by competitive bids;

•	Transactions where the related person renders services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC.

Based solely upon our review of such forms furnished to us during 2012, and upon the written representations received by us from certain of our directors and executive officers that no Forms 5 were required, we believe that our directors, executive officers and 10% or greater stockholders complied with all Section 16(a) filing requirements on a timely basis during 2012 except as follows: Mr. Cramb, who resigned from our Board of Directors effective February 3, 2012 filed a Form 4 relating to his January 2012 award of restricted stock one day late. The late filing was a result of a change in Mr. Cramb’s filing codes that was made by his employer and not timely communicated to our company.

OWNERSHIP OF COMMON STOCK

Management

The following table shows, as of March 18, 2013, the number of shares of our common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table below; and (3) all directors and executive officers as a group.

	Shares of Common Stock Owned (1)(2)(3)(5)	Common Stock Equivalents(4)	Total Shares and Equivalents
Directors
Thomas C. Freyman	5,483	—	5,483
Dennis J. Letham	23,492	37,958	61,450
Hari N. Nair	342,297	—	342,297
Roger B. Porter	49,398	103,960	153,358
David B. Price, Jr.	58,569	57,777	116,346
Gregg M. Sherrill	988,145	—	988,145
Paul T. Stecko	7,685	57,130	64,815
Mitsunobu Takeuchi	9,735	16,379	26,114
Jane L. Warner	20,745	18,946	39,691
Named Executive Officers
Kenneth R. Trammell	269,921	—	269,921
Neal A. Yanos	183,566	—	183,566
Josep Fornos	116,879	—	116,879
All executive officers and directors as a group (19 individuals)	2,746,329	395,553	3,141,882

(1)

Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.

(2)

Includes shares of restricted stock. At March 18, 2013, Messrs. Sherrill, Trammell, Nair, Yanos and Fornos held 93,125, 25,727, 35,980, 19,578 and 14,705 shares of restricted stock, respectively, and each outside director held 2,483 shares of restricted stock. Also includes shares that are subject to options that are exercisable within 60 days of March 18, 2013 for Messrs. Sherrill, Trammell, Nair, Yanos and Fornos to purchase 583,168, 155,613, 194,259, 91,098 and 66,292 shares, respectively.

(3)

Each of the individuals listed in the table owns less than 1% of the outstanding shares of our common stock, respectively, except for (a) Mr. Sherrill who beneficially owns approximately 1.6% of the outstanding common stock and (b) all directors and executive officers as a group who beneficially own approximately 4.4% of the outstanding common stock.

(4)

For outside directors, represents common stock equivalents received in payment of director fees. These common stock equivalents are payable in cash or, at our option, shares of common stock after an outside director ceases to serve as a director. Also includes 103,403 common stock equivalents held by an executive officer pursuant to a deferred compensation plan.

(5)

Includes 1,377,811 shares that are subject to options that are exercisable within 60 days of March 18, 2013 by all executive officers and directors as a group. Includes 280,770 shares of restricted stock held by all executive officers and directors as a group. Does not include common stock equivalents.

Certain Other Stockholders

The following table sets forth, as of March 18, 2013, certain information regarding the persons known by us to be the beneficial owner of more than 5% of our outstanding common stock (the only class of voting securities outstanding).

Name and Address of Beneficial Owner(1)	Shares of Common Stock Owned(1)	Percent of Common Stock Outstanding
Wellington Management Company, LLP(2)	5,967,208	9.9%
280 Congress Street Boston, MA 02210
FMR LLC, Edward C. Johnson 3d(3)	4,780,097	7.9%
82 Devonshire Street, Boston, MA 02109
The Vanguard Group, Inc.(4)	3,636,630	6.0%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.(5)	3,140,122	5.2%
40 East 52nd Street, New York, NY 10022

(1)	This information is based on information contained in filings made with the SEC regarding the ownership of our common stock.

(2)

Wellington Management Company, LLP (“Wellington”), 280 Congress Street, Boston, MA 02210, is the beneficial owner of 5,967,208 shares as a result of acting as investment advisor to various clients. The shares are owned of record by clients of Wellington. Wellington has shared power to vote or to direct the vote of 4,098,715 shares and shared power to dispose or to direct the disposition of 5,967,208 shares.

(3)

Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 3,866,135 shares (6.4%) as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of 3,866,135 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,800 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 1,800 shares and sole power to vote or to direct the voting of 700 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 906,662 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 906,662 shares and sole power to vote or to direct the voting of 873,962 shares owned by the institutional accounts managed by PGATC. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is the beneficial owner of 5,500 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own more than 25 percent and less than 50 percent of the voting shares of FIL. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. However, FMR LLC has made filings with the SEC as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

(4)

The Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, is the beneficial owner of 3,636,630 shares. Vanguard has the sole power to dispose of or to direct the disposition of 3,554,045 shares and has shared power to dispose of 82,585 shares through its subsidiary, Vanguard Fiduciary Trust Company (“VFTC”). VFTC, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 82,585 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these 82,585 shares. Vanguard Investments Australia Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,883 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

BlackRock, Inc. (“BlackRock”), 40 East 52nd Street, New York, NY 10022, is the beneficial owner of 3,140,122 shares through various of its subsidiaries: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock International Limited, BlackRock Advisors (UK) Limited and BlackRock Investment Management (UK) Limited. BlackRock has sole voting and dispositive power with respect to 3,140,122 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation/Nominating/Governance Committee of our board of directors. We have an Executive Compensation Subcommittee, which is responsible for making executive compensation determinations with respect to stock options and other compensation that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. For a description of the composition, authority and responsibilities of the committee and subcommittee, see “Corporate Governance — The Board of Directors and Its Committees — Compensation/Nominating/Governance Committee and Subcommittee.” Unless the context requires otherwise, in this Compensation Discussion and Analysis when we refer to the “committee,” we are also referring to the subcommittee with respect to performance-based compensation under Section 162(m), and when we refer to “named executive officers,” we are referring to the named executive officers whose compensation is shown in this proxy statement under “— Summary Compensation Table.”

Executive Summary

The philosophy underlying our executive compensation policies, plans and programs is that (1) executive and stockholder financial interests should be aligned as closely as possible, and (2) compensation should be designed such that performance drives the level of pay that our named executive officers and all management employees receive.

Company Performance.    The committee believes that 2012 incentive compensation for our named executive officers was appropriate in light of our strong financial performance for 2012, as well as over the 2010 through 2012 performance period for our long-term performance units. Specifically, we achieved:

•	Our highest-ever revenue of $7.363 billion for 2012, up 2.2% from a previous record of $7.205 billion in 2011. Our annual revenues have increased about 58% since 2009;

•

Our highest-ever earnings before interest, taxes and non-controlling interests (EBIT) of $428 million for 2012, up about 13% from $379 million for 2011. This reflected the third year in a row of annual EBIT reaching a record high, with our annual EBIT increasing about 365% since 2009;

•	Our highest-ever cash flow from operations of $365 million for 2012;

•	Our lowest ever leverage ratio as of December 31, 2012; and

•

A 98% appreciation in the price of our common stock from the end of 2009, when our stock traded at $17.73 per share, to the end of 2012, when our stock traded at $35.11 per share. During 2012, our stock price increased nearly 18%, exceeding the performance of the major market indices and much of the automotive sector.

Executive Compensation Paid for 2012.    Key elements of our 2012 executive compensation program included:

•	Increases in base salaries that, excluding promotions, were 3.0% over 2011 levels and consistent with market movement;

•

As discussed in detail below, annual cash incentives declared at the 102% of target level, based 75% on our EVA improvement over 2011 and 25% on the committee’s judgment regarding our company’s overall performance in 2012; and

•

As discussed in detail below, long-term performance units for the 2010 - 2012 performance period paying out at the 172% of target level, based on our total stockholder return (stock price appreciation adjusted for any dividends) (“TSR”) during the performance period relative to the TSR of the companies in the S&P 500 and EBITDA and free cash flow during the performance period.

Our Executive Compensation Practices.    Highlighted below are some of the key executive compensation practices we have implemented to align the interests of our stockholders and executives.

•

Pay for Performance – We tie pay to performance. For 2012, the mix of the key elements of compensation awarded to our named executive officers was as follows (excluding perquisites and compensation of the type that would fall under “All Other Compensation” in our Summary Compensation Table):

	Base Salary	Annual Cash Incentive Award (at target)	Long-Term Cash Incentive Award for 2012-2014 (at target)	Fair Value of Restricted Stock Granted	Fair Value of Options Granted
Mr. Sherrill	13.3%	16.6%	28.8%	21.3%	20.0%
Mr. Trammell	22.7%	19.3%	23.8%	17.6%	16.6%
Mr. Nair	21.2%	20.5%	23.9%	17.7%	16.7%
Mr. Yanos	25.3%	20.3%	22.3%	16.5%	15.6%
Mr. Fornos	23.2%	18.5%	23.9%	17.7%	16.7%

As the table shows, at the targeted level, our incentive compensation awards during 2012 represented approximately 87% of the total compensation awarded to our Chief Executive Officer in 2012 and an average of approximately 77% of the total compensation awarded to our other named executive officers in 2012.

•

Benchmarking – Our policy is to provide salary, annual cash incentive compensation and long-term incentive compensation that is competitive with the market and comparable companies when performance targets are met and is at the 50th percentile of compensation for target performance.

•	Tally Sheets – The committee uses “tally sheets” to review the total amount of compensation and benefits provided to the named executive officers annually as well as over a period of years.

•	Perquisites – We eliminated substantially all perquisites for U.S. executives starting in 2013.

•	Stock Ownership Requirements – We maintain stock ownership guidelines that apply to all of our directors and senior officers.

•

Clawbacks – We recently adopted a clawback policy in light of the delay in SEC rulemaking under the Dodd-Frank Wall Street Reform and Consumer Protection Act. We will continue to review our clawback policy as rulemaking is adopted regarding clawbacks under the Dodd-Frank Act.

•

Independent Compensation Consulting Firm – The committee engages an independent compensation consulting firm, which did no other work for us in 2012. The committee most recently assessed the firm’s independence in March 2013 and found the firm to be independent based on the criteria set forth in the new NYSE rules regarding compensation consultant independence that will become effective later this year.

•	Anti-Hedging Policy and Insider Trading Policy – We have a policy under which our directors, executive officers and certain other employees are prohibited from engaging in “insider trading,”

trading in our securities on a short-term basis, purchasing our securities on margin, short-selling our securities or entering into transactions designed to hedge the risks and benefits of ownership of our securities.

Results of Say-on-Pay Vote. Our stockholders hold an annual advisory vote on executive compensation (the “say-on-pay proposal”). At our annual meeting held in May 2012, over 96% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. The committee believes this affirms stockholders’ support of our approach to executive compensation. Accordingly, the committee has not changed its approach to executive compensation since the 2012 annual meeting. The committee will continue to consider the outcome of the annual say-on-pay vote when making future compensation decisions for our executives.

Compensation Objectives

Our executive compensation program has been structured to:

•	Reinforce a results-oriented management culture with executive pay that varies according to performance;

•	Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value;

•	Align the interests of our executives and stockholders through equity-based compensation awards; and

•	Provide executive compensation packages that attract, retain and motivate executives of the highest qualifications, experience and ability.

Based on these objectives, our executive compensation program is designed to provide competitive levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities through stock options and restricted stock; and other performance-based long-term compensation. We also offer other benefits typically offered to executives by major U.S. corporations, including defined benefit retirement plans (future benefit accruals under which were substantially eliminated for senior management in 2006 as described below), defined contribution retirement plans, limited perquisites (substantially all of which have been eliminated for U.S. named executive officers in 2013), employment agreements (in limited cases), severance and change in control benefits and health and welfare benefits.

Compensation Process

In determining competitive compensation, the committee engages a nationally recognized compensation consulting firm that, in order to maintain its independence, reports directly to the committee. For more information regarding this consulting firm and the scope of its assignment, see “Corporate Governance — The Board of Directors and Its Committees — Compensation/Nominating/Governance Committee and Subcommittee.” For our Chief Executive Officer, the consulting firm generally provides market data regarding salary, annual cash incentive award targets, and long-term incentive compensation awards, and provides advice directly to the committee as it makes decisions with respect to compensation. For the other named executive officers, our management formulates the initial recommendations regarding salary, annual cash incentive award targets and equity-based and other long-term incentive compensation awards. The committee reviews the recommendations in light of market data prepared by the consulting firm. For other forms of compensation and benefits, management generally makes initial recommendations that are considered by the committee.

Our general policy is to provide salary, annual cash incentive payments and long-term incentive compensation to named executive officers that is competitive with the market and comparable companies when financial and qualitative performance targets are met (i.e., 50th percentile compensation for target performance). In making its determinations regarding these elements of compensation, the committee regularly reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting our company.

The benchmarking information we use in establishing salary, annual cash incentive payments and equity-based and other long term incentive compensation typically includes the most recently available data regarding publicly traded companies comparable to our company in terms of industry (automotive parts manufacturing), size (total revenues, number of employees), proximity and/or other factors. For 2012 compensation determinations, specific data was reviewed regarding a comparison group of eighteen companies selected to reflect a balance of automotive sector and other traditional manufacturing companies and companies headquartered in the Midwest. The compensation consultant adjusted the data to account for the varying amount of revenues of the comparison companies. The following is a list of these companies:

A.O. Smith Corporation	W.W. Grainger, Inc.
American Axle & Mfg. Holdings, Inc.	Johnson Controls, Inc.
BorgWarner Inc.	Lear Corporation
Briggs & Stratton Corporation	Lennox International Inc.
Cummins, Inc.	Meritor, Inc.
Eastman Chemical Company	Steelcase Inc.
FMC Technologies, Inc.	Teleflex Incorporated
Flowserve Corporation	Whirlpool Corporation
The Goodyear Tire & Rubber Company	Worthington Industries, Inc.

In the Fall of 2012, the Committee undertook a comprehensive review of our compensation comparison group and made changes to the group for 2013 and beyond. Specifically, the Committee increased slightly the size of the comparison group, removed nine of the companies in our prior group and added eleven new companies that were selected due to stronger business alignment and tighter industry focus and better comparability with our size. For 2013, our comparison group will be:

American Axle & Mfg. Holdings, Inc.	Johnson Controls, Inc.
Autoliv Inc.	Lear Corporation
BorgWarner Inc.	Lennox International Inc.
Cooper Tire & Rubber Company	Meritor, Inc.
Cummins, Inc.	Terex Corp.
Dana Holding Corporation	The Timken Company
Eastman Chemical Company	Tower International Inc.
Eaton Corp.	TRW Automotive Holdings Corp.
Federal Mogul Corp.	Visteon Corp.
Harley Davidson Inc.	Whirlpool Corporation

In addition, the committee reviewed aggregate data regarding a broader group of durable goods manufacturers (that were not specifically identified to the committee). This data was prepared by the consulting firm and compared targeted and actual compensation paid by these companies to their executive officers in specified positions to the compensation we pay to named executive officers in the same or similar positions.

In addition to looking at the competitiveness of the elements of pay, the committee uses “tally sheets” to review the total amount of compensation and benefits provided to the named executive officers annually as well as over a period of years. The tally sheets also help the committee consider pay decisions in the context of an executive’s total compensation.

Each year, our Chief Executive Officer and our most senior human resources executive review with and recommend to the committee the annual salary, incentive plan target and long-term and stock-based compensation for each of our named executive officers and other key management personnel (excluding the Chief Executive Officer). The committee reviews those recommendations and makes a final determination with respect to such compensation. In general, the compensation that is developed for each of these named executive officers is based on competitive market data and on the Chief Executive Officer’s recommendations regarding the executive’s overall contributions, past performance and anticipated future contributions. The committee also reviews separately and sets the salary, incentive plan target and long-term and stock-based compensation of the Chief Executive Officer based on competitive market data as well as the committee’s assessment of the Chief Executive Officer’s past performance and anticipated future contributions.

Design and Elements of Compensation

Our compensation program generally provides that, as an employee’s level of responsibility increases, a greater portion of his or her potential total compensation is based on corporate performance and varies in accordance with the market price of our common stock. This results in greater potential variability in the individual’s total compensation from year-to-year. In designing and administering the components of the executive compensation program, the committee strives to balance short and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

In general, we use the benchmarking data described above to allocate between annual compensation and long-term compensation (excluding retirement benefits) and between cash compensation and equity compensation. We believe it is customary to have annual and long-term performance awards payable in cash, as well as awards such as stock options and restricted stock that result in the issuance of shares.

The following is a description of each element of our executive compensation program, along with a discussion of the decisions of, and action taken by, the committee with respect to each such aspect of compensation for 2012.

Salary and Annual Bonus/Non-Equity Incentive Plan Compensation

An executive’s basic annual cash compensation package consists primarily of a base salary and the opportunity to earn payments under the Tenneco Value Added Incentive Compensation Plan, which we call the TAVA Plan. The TAVA Plan provides for annual incentive payments based on objective and subjective determinations regarding corporate performance. These elements of compensation are customary within our industry.

The 2012 salary levels established for our named executive officers were designed to be, in general, in the 50th percentile range when compared to the salaries set by the companies in the compensation surveys reviewed as set forth above. For 2012, salary increases for our named executive officers were, excluding promotions, 3% over 2011 levels and consistent with market movement.

The following table shows the base salary and 2012 annual TAVA Plan bonus target for each named executive officer for 2012:

Named Executive Officer	2012 Salary	2012 Annual Cash Incentive Target as % of Salary
Gregg M. Sherrill	$1,012,748	125%
Kenneth R. Trammell	533,025	85%
Hari N. Nair	708,923	97%
Neal A. Yanos	455,136	80%
Josep Fornos(1)	533,832	80%

(1)	Mr. Fornos is paid in Euros. The salary has been converted to U.S. Dollars based on an average 2012 exchange rate of 1.286 Euro per U.S. Dollar.

The TAVA Plan target payment levels established for our named executive officers for 2012 were also designed to be, in general, in the 50th percentile range when compared to target levels for similar payments set by the companies in the compensation surveys reviewed as described above. Like executives at peer companies, our named executive officers had the potential to earn payouts above or below the target under the TAVA Plan based on our actual company performance. The TAVA Plan target as a percentage of salary increased for 2012 for our named executive officers by five to ten percentage points, reflecting evolving market practices.

We use EVA* improvement as the performance metric for the TAVA Plan because we believe that strong EVA improvement performance is correlated with stockholder returns and that making business and investment decisions based on EVA balances cash-oriented and earnings-oriented results.

Under the TAVA Plan, each year our management develops EVA improvement goals and recommends them to the committee. The committee reviews those EVA improvement goals, other information provided by management and performance data provided by the independent compensation consultant and adopts the goals the committee determines appropriate. At the conclusion of each year, the committee approves incentive award payments to named executive officers based on the degree of achievement of the goals established for that year and on judgments of performance. We base 75% of an individual’s award on a formula tied to our corporate achievement of pre-established EVA improvement objectives. The terms of the TAVA Plan allow the committee to reduce this portion of the award based on factors that the committee considers relevant. The other 25% of an individual’s award is based on the committee’s discretionary determination of our corporate performance and other relevant factors. Each participant’s payout under the TAVA Plan is capped at two times his or her target, except as the committee otherwise determines.

For 2012, an EVA improvement of $29 million over EVA for 2011 would have resulted in a named executive officer being eligible to receive an EVA-based bonus equal to 100% of the target bonus amount. For 2012, an EVA improvement of $70 million over EVA for 2011 would have resulted in a named executive officer being eligible to receive an EVA-based bonus equal to two times the target bonus amount. Our EVA improvement performance for 2012 was an improvement of $30 million, which was the level of performance required for this portion of the TAVA bonus to be paid at the 102% of target level.

In determining the actual payout under the TAVA Plan for 2012, the committee also considered various other factors, including the following:

•	Our record financial performance for 2012 and our other 2012 performance as described above under “Executive Summary”;

*	EVA® is defined as net operating profit after taxes minus the annual cost of capital and is a registered trademark of Stern Stewart & Co.

•	Our expansion of value-added EBIT margin;

•	Our success in launching new light and commercial vehicle platforms; and

•	Our stock price and total stockholder return for 2012, which increased nearly 18% during the year, exceeding the performance of the major market indices and much of the automotive sector.

Weighing all of these factors, the committee declared the EVA-based portion of the bonus at 102% of target and also determined that the 25% portion of each executive’s TAVA Plan award would be declared at 102% of the target level.

The following table illustrates the target, maximum and actual TAVA Plan payments for our named executive officers for 2012:

	TAVA Plan 2012 Target and Maximum				TAVA Plan 2012 Payouts
	75% (EVA Based)		25% Discretionary		75% EVA	25% Discretionary	Total
	Target	Maximum	Target	Maximum
Mr. Sherrill	$949,450	$1,898,900	$316,483	$632,966	$968,440	$322,813	$1,291,253
Mr. Trammell	$339,803	$679,606	$113,268	$266,536	$346,599	$115,533	$462,132
Mr. Nair	$515,742	$1,031,484	$171,914	$343,828	$526,057	$175,352	$701,409
Mr. Yanos	$273,082	$546,164	$91,027	$182,054	$278,543	$92,848	$371,391
Mr. Fornos	$320,274	$640,548	$106,759	$213,518	$326,679	$108,893	$435,572

Long-Term and Stock-Based Incentives

Our long-term and stock-based incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current plan — the 2006 Long-Term Incentive Plan — permits a variety of awards including stock options, restricted stock, stock equivalent units and performance units. These awards are based on an analysis of competitive levels of similar awards. As noted above, as an individual’s level of responsibility increases, a greater portion of his or her compensation is variable performance-related compensation in the form of long-term and stock-based awards.

The company has a long-term and stock-based compensation program for our named executive officers that generally is comprised of (1) stock options which generally vest in 1/3 increments over three years, (2) awards of restricted stock which generally vest in 1/3 increments over three years, and (3) cash-settled long-term performance units (“LTPUs”) which are generally earned over a three-year performance period and paid after the end of the performance period. Each year, typically at its meeting in January, the committee reviews and approves LTPU award amounts earned for the most recent performance period, and determines the size and distribution of long-term and stock based grants for our named executive officers for the new year.

Historically, we have granted awards of the type described above to our named executive officers that are designed, in general, to place our named executive officers at approximately the 50th percentile range when compared to the value of similar awards granted by peer companies to their executives, based on the committee’s assumptions regarding future corporate performance and other factors. Our named executive officers have the opportunity for the value actually realized from these awards to be above or below the 50th percentile based on our actual corporate performance. Based on a review of competitive market practices, the value of our long-term incentive awards during 2012 were allocated as follows: 30% to stock options; 30% to restricted stock; and 40% to LTPUs.

LTPUs are denominated in dollar targets (“Target Value”) and are payable based 50% on our total stockholder return (stock price appreciation adjusted for any dividends) (“TSR”) relative to the TSR of the companies in the S&P 500, 30% based on our EBITDA (as described below) and 20% based on our FCF (as described below) during the performance period. The performance is applied against a multiplier that determines the percentage of the dollar target that is earned based on that level of performance. The committee determined to include EBITDA and FCF as part of our LTPU program so that our program would incorporate multiple metrics that are key to our delivering sustainable performance. The LTPUs are payable at the end of a three-year performance cycle. The LTPUs granted in 2010 were paid in early 2013 based on our 2010 through 2012 performance, as described below. The LTPUs granted in 2011 will be payable in early 2014 based on our 2011 through 2013 performance. The LTPUs granted in 2012 will be payable in early 2015 based on our 2012 through 2014 performance.

For these purposes, (i) “EBITDA” is our earnings before interest, taxes, depreciation, amortization and noncontrolling interests, adjusted for (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (f) acquisitions or divestitures; and (ii) FCF is our operating cash flow less cash interest payments, net cash tax payments and distributions to non-controlling interest partners, excluding the impact of acquisitions and divestitures.

For the LTPUs granted in 2010, 2011 and 2012, a named executive officer earns a percentage of the LTPUs Target Value based on performance as set forth below.

For Relative TSR Performance — 50% of Total Target Value (“TSR Target Value”)

Company TSR Percentile Ranking	Percent of TSR Target Value
> 75th	200% (maximum)
50th	100% (target)
40th	50% (threshold)
< 40th	0%

For Cumulative EBITDA Performance — 30% of Total Target Value (“EBITDA Target Value”)

Cumulative EBITDA as % of Target	Percent of EBITDA Target Value
120%	200% (maximum)
100%	100% (target)
80%	50% (threshold)
< 80%	0%

For Cumulative FCF Performance — 20% of Total Target Value (“FCF Target Value”)

Cumulative FCF as % of Target	Percent of FCF Target Value
120%	200% (maximum)
100%	100% (target)
80%	50% (threshold)
< 80%	0%

Payouts are prorated for performance between the levels presented above.

For the LTPUs granted in 2010, the committee’s target levels of performance for the 2010 through 2012 period and our actual level of performance were as follows:

Performance Measure	Percentage of Total Target Value	Target Performance	Actual Performance	Actual Performance as Percentage of Target Performance	Payout (Percentage of Target)
TSR v. TSR of S&P 500	50%	50th Percentile	87th Percentile (94.75% total stockholder return)	N/A	200.0%
Cumulative EBITDA	30%	$1.74 billion	$1.762 billion	101.3%	106.5%
Cumulative FCF	20%	$111 million	$206 million	185.6%	200.0%

Based on this performance, the scheduled cash payment under these LTPUs was made in early 2013, with award holders receiving payouts equal to approximately 172% of the target amount of the applicable award.

Employment Agreements

In January 2007, Mr. Sherrill joined us as our Chief Executive Officer. We entered into an employment agreement with him that is described under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” Employment agreements are customary for chief executive officers and necessary to attract the highest quality candidates.

In general, we do not have employment agreements with our other executives. However, for historical and practical reasons, there are two exceptions among our named executive officers.

In late 1999, we emerged as an independent, stand-alone public company and, at that time, we entered into employment agreements with our then top eight executive officers. For 2011, we had one named executive officer, Mr. Nair, with one of these legacy employment agreements that established various terms and conditions of his employment as described under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” and another such agreement with a member of the senior management team who is not a named executive officer.

In addition, Mr. Fornos is employed by our European operations and resides in Europe, where employment agreements are commonplace. As such, he has an employment agreement that is customary for a European employee as described under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

Retirement Plans

We offer to our U.S.-based salaried employees, including our U.S.-based named executive officers, customary, tax-qualified defined contribution retirement (401(k)) plans that provide benefits as described under “— Summary Compensation Table.” For 2012, we provided a company match on employee contributions of 100% on the first three percent and 50% on the next two percent, which we believe to be in line with prevailing practices for major U.S. corporations. In addition to this matching contribution, we also provide a company contribution equal to 2% of salary for persons hired on or after April 1, 2005. We established this company contribution when we closed our defined benefit retirement plans to new participants in 2005.

For those U.S.-based executives hired before April 1, 2005, we offered defined benefit retirement plans that we believed were customary for the automotive industry and were consistent with similar plans maintained by the consolidated Tenneco Inc. prior to our becoming a stand-alone public company in 1999. These plans included (i) a customary tax-qualified retirement plan that was generally available to all U.S.-based salaried employees (see “— Post Employment Compensation”); (ii) a supplemental executive retirement plan, which we call the “SERP” (see “— Post Employment Compensation — Tenneco Supplemental Retirement Plan”); and (iii) a key executive pension plan, which we call the “KEPP” and was applicable to only five employees who were deemed critical to our success at the time of the 1999 separation transactions (see “— Post Employment Compensation — Tenneco Supplemental Pension Plan”).

Effective December 31, 2006, we froze our defined benefit retirement plans for certain employees and replaced them with additional benefits under defined contribution retirement plans. Prior earned benefits under the defined benefit retirement plans were, however, preserved.

To address the loss of future benefits associated with the freeze, we amended our qualified defined contribution retirement plans, effective January 1, 2007, to provide for additional annual company contributions in amounts that increase with the employee’s age. These additional contributions, which we refer to as “DB Replacement Contributions,” are payable for each employee who ceased to accrue benefits or whose benefits were otherwise modified under any defined benefit retirement plan in connection with the freeze. In addition, effective January 1, 2007, we implemented an unfunded non-qualified defined contribution retirement plan. In general, our named executive officers and other senior managers are eligible to participate in this plan, with allocations under the plan calculated the same as under the applicable existing defined contribution retirement plan (as amended), except that (i) the compensation limit in Section 401(a)(17) of the Internal Revenue Code is disregarded and awards under the TAVA Plan or any successor plan are included in calculating compensation, and (ii) there is an offset for the DB Replacement Contributions.

Under the terms of his employment agreement, our Chief Executive Officer is entitled to 150% of the standard age-graded benefit under the non-qualified defined contribution retirement plan. In addition, in December 2007, the committee granted our Chief Financial Officer an enhanced benefit equal to 200% of the standard age-graded benefit under the non-qualified defined contribution retirement plan. The committee granted these enhanced benefits based on competitive data provided by our compensation consultant.

One of our named executive officers — Mr. Nair — has an employment agreement that provided for his participation in the SERP. As a result, we did not freeze the SERP for him. Instead, he voluntarily agreed to a reduction in his retirement benefit payable under that plan and to an offset to benefits payable under that plan for DB Replacement Contributions received under the existing or new defined contribution plans. The benefits reduction increases to a maximum of 5% of the benefit that would have otherwise been paid, depending on his age at retirement.

Mr. Fornos participates in our defined contribution retirement plan for senior management based in Spain pursuant to which we make an annual contribution in the amount of 8% of Mr. Fornos’ base salary.

Perquisites

Each of our named executive officers other than Mr. Fornos received an allowance in 2012 in lieu of perquisites such as tax preparation, financial planning advice, company-owned vehicles and other benefits typical in the industry. Each named executive officer was permitted to spend his perquisite allowance on those items he deemed appropriate. We terminated these perquisite allowances for 2013 consistent with evolving market trends and best practices. As is customary for European senior managers, Mr. Fornos receives a housing allowance, company car and tax equalization payments pursuant to his employment agreement.

Severance Benefits

Under his employment agreement, we have agreed to pay our Chief Executive Officer two times his then current salary if we terminate his employment other than for disability, cause or in connection with a change in control. We view these benefits as customary and a key element of the recruiting and retention of executives in light of company and industry specific factors. See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”

Under his employment agreement, if Mr. Nair is terminated by us other than in connection with a change in control or for death, disability or non-performance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards will be vested, subject to approval by our board of directors, his stock options will remain exercisable for at least 90 days and he will receive one year of post-termination health and welfare benefits. We established these severance benefits at the time of the 1999 separation transaction based on the severance offered by the former consolidated Tenneco Inc.

Under the terms of his employment agreement, Mr. Fornos is entitled to two years of salary and bonus continuation if he is terminated by us other than for serious negligence or serious misconduct, which we believe is customary in the European marketplace.

Otherwise, we maintain a Severance Benefit Plan that applies to all salaried, full-time employees with at least one month of service who are terminated by us in connection with a reduction in force or similar layoff. The benefits payable under this plan are described under “— Other Potential Post-Employment Compensation — Other Severance Benefits.” This plan was originally adopted in the 1990s based on prevailing practices at other major U.S. corporations and, after several amendments, we continue to believe it reflects these prevailing practices.

Change in Control

We maintain a Change in Control Severance Benefit Plan for Key Executives to enable us to retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern that their job security or benefit entitlements will be jeopardized by a “change in control” of our company.

Our plan applies to our top ten executive officers and generally provides for cash benefits consisting primarily of a multiple (two or three times) of an executive officer’s annual salary and annual targeted cash incentive if the executive officer is actually terminated (other than for cause, death or disability) or constructively terminated within two years following a change of control. See “— Other Potential Post-Employment Compensation — Change in Control Severance Benefit Plan for Key Executives.” Our current Change in Control Severance Benefit Plan for Key Executives was adopted in 2007. Mr. Sherrill’s employment agreement provides that, under this plan, Mr. Sherrill’s cash payment in connection with a change in control termination will equal three times the total of his then current base salary plus his target bonus.

Under the terms of the employment agreement entered into with Mr. Nair in 1999, our change in control plan as in effect in 1999 continues to apply to him. The principal difference for Mr. Nair’s purposes are (i) rather than using annual targeted cash incentive to determine payments, the plan uses the higher of the target and the average payout over the prior three years, and (ii) Mr. Nair’s payouts are based on a three times salary/annual incentive multiple, versus the two times multiple to which he would be entitled under our current plan. See “— Other Potential Post-Employment Compensation — Change in Control Severance Benefit Plan for Key Executives.”

In addition, the terms of our 2006 Long-Term Incentive Plan, as amended (and our prior plans), provide for awards to vest upon a change of control, unless the committee otherwise provides in any award agreement.

Equity Award Policy

Our board of directors has adopted a formal policy regarding compensatory awards in the form of our common stock or any common stock derivative, such as restricted stock, options, stock appreciation rights and stock equivalent units. Under the policy, in general, equity awards must be approved by the committee or the full board of directors. Typically, the committee will make annual awards that it determines to be appropriate at its meeting held in January. The committee also has the authority to make interim awards in its discretion. The strike price of any option or stock appreciation right must be the fair market value of a share of our common stock on the date of grant as determined under the 2006 Long-Term Incentive Plan (which is the average of the highest and lowest sales price of a share of our common stock on the date of grant).

Our policy also permits a committee of management to make awards in certain cases. The management committee consists of our Chief Executive Officer, General Counsel and our most senior human resources executive. The management committee has the authority to make equity awards to (i) newly hired employees and (ii) employees who are promoted during the course of a year. The awards can be made only in amounts necessary to provide the employee with awards consistent with the amount of awards most recently made to employees of the same salary grade level, pro-rated based on when the employee was hired or promoted. The total number of shares that the management committee can issue under this board of directors policy is 100,000. The management committee is not authorized to make awards to new or promoted employees whom we would typically consider to be at the most senior management or executive officer level.

Stock Ownership Guidelines

We maintain stock ownership guidelines that apply to all of our directors and our senior officers. We believe our guidelines further align management’s and stockholders’ interests and we based the guidelines on practices at comparable companies. The individual guidelines are:

•	5x annual base salary for the Chairman/Chief Executive Officer;

•	4x annual base salary for the Chief Operating Officer and Chief Financial Officer;

•	3x annual retainer fee for the Non-Management Members of our Board of Directors;

•	3x annual base salary for the Executive Vice Presidents and Senior Vice Presidents; and

•	1x annual base salary for Vice Presidents.

The committee may, from time to time, temporarily suspend or reevaluate and revise participants’ guidelines to give effect to changes in our common stock price or other factors the committee deems relevant. Shares that count towards satisfaction of the guidelines include: (i) shares owned outright by the participant or an immediate family member that shares the same household; (ii) shares held in our defined contribution plans; (iii) restricted stock issued by us, whether or not vested; and (iv) shares or share equivalent units underlying deferred fees paid to directors.

Participants are required to achieve their guideline within five years of becoming subject to the guidelines. The committee has the authority to review each participant’s compliance (or progress towards compliance) with the guidelines from time to time. In its discretion, the committee may impose conditions, restrictions or limitations on any non-compliant participant as the committee determines to be necessary or appropriate.

All of our non-management directors and executive officers, including the named executive officers, are in compliance with the guidelines either through maintaining the requisite level of ownership or being within the “ramp up” period to achieve the requisite level of ownership under the policy.

Anti-Hedging Policy and Trading Restrictions

Our insider trading policy limits the timing and types of transactions in our securities by our directors, executive officers and certain other employees. These persons are permitted to trade in our securities only during window periods (following earnings releases) and only after they have pre-cleared transactions with our general counsel. In addition, these persons may not engage in the following transactions without the prior approval of our general counsel:

•	trading in Tenneco securities on a short-term basis;

•	purchasing Tenneco securities on margin;

•	short-selling Tenneco securities; and

•

entering into transactions designed to hedge the risks and benefits of ownership of Tenneco securities, including the purchase and/or sale of options, warrants, puts, calls and other derivative securities.

Clawback Policy

We have a policy whereby we will, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; (2) our Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. The committee will continue to review its clawback policy as rulemaking is adopted regarding clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Impact of Regulatory Requirements on Compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the Chief Executive Officer or one of the company’s other three most highly compensated executives who is employed on the last day of the year. Non-discretionary “performance-based compensation,” as defined under Internal Revenue Service rules and regulations, is excluded from this $1 million limitation.

Our compensation programs are structured to support organizational goals and priorities and stockholder interests. The committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Amounts payable under the TAVA Plan do not qualify for the performance-based compensation exemption under Section 162(m), as the committee retains discretion in making bonus awards. In addition, the TAVA Plan was not submitted to stockholders for approval. Additionally, our restricted stock is not considered performance-based compensation under Section 162(m) because it vests solely on the basis of the individual’s continued employment over a defined period of time. The subcommittee makes grants of LTPUs and stock option awards that are generally designed to incorporate the applicable requirements for “performance-based compensation” under IRS rules and regulations. However, we seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with our overall compensation philosophies.

We do not make compensation determinations based on the accounting treatment of any particular type of award.

Summary Compensation Table

The following table shows the compensation that we paid, for 2012, to: (1) our Executive Officer; (2) our Chief Financial Officer; and (3) each of our next three most highly compensated executive officers who were serving at the end of 2012 based on total compensation less the increase in actuarial value of defined benefits and any above market or preferential earnings on non tax-qualified deferred compensation. We refer to these individuals collectively as the “named executive officers.” The table shows amounts paid to the named executive officers for all services provided to our company and its subsidiaries.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total ($)
Gregg M. Sherrill	2012	1,012,748	322,813	1,630,120	1,533,341	3,242,925	—	339,876	8,081,823
Chairman and CEO	2011	983,250	282,684	1,371,684	1,285,857	1,334,243	—	492,922	5,750,640
	2010	950,000	546,250	995,604	948,703	1,638,750	—	269,515	5,348,822

Kenneth R. Trammell Executive Vice President and CFO	2012 2011 2010	533,025 517,500 500,000	115,533 97,031 187,500	414,935 361,406 260,145	390,396 338,802 247,901	940,921 457,978 562,500	91,113 112,295 110,699	170,453 240,409 121,205	2,656,376 2,125,421 1,989,950

Hari N. Nair	2012	708,923	175,352	592,782	557,577	1,298,187	1,561,880	158,075	5,052,776
Chief Operating Officer	2011	688,275	158,281	624,226	585,181	747,069	1,596,854	203,001	4,602,887
	2010	643,333	275,621	337,977	322,059	826,861	513,069	104,984	3,023,904

Neal A. Yanos Executive Vice President, Clean Air Division	2012 2011 2010	455,136 441,880 426,937	92,848 77,329 149,428	348,243 312,113 227,810	327,585 292,604 217,066	798,963 364,985 448,284	138,470 162,469 147,216	106,743 126,274 77,385	2,267,988 1,777,654 1,694,126

Josep Fornos(6) Executive Vice President, Ride Performance Division	2012 2011	533,832 529,036	108,893 79,914	348,243 197,126	327,585 184,791	749,701 377,185	— —	171,562 240,929	2,239,816 1,608,981

(1)

The amounts under the column entitled “Bonus” in the table above are comprised of the discretionary portion of the named executive officer’s bonus under our TAVA Plan. See “—Compensation Discussion and Analysis — Design and Elements of Compensation — Salary and Annual Bonus/Non-Equity Incentive Plan Compensation.”

(2)

The stock award totals for a year reflect the grant date fair value of all restricted stock awarded during such year. See note 8 of our consolidated financial statements for the year ended December 31, 2010 for a description of how the 2010 data was computed; note 8 of our consolidated financial statements for the year ended December 31, 2011 for a description of how the 2011 data was computed; and note 8 of our consolidated financial statements for the year ended December 31, 2012 for a description of how the 2012 data was computed.

(3)

The amounts under the column entitled “Non-Equity Incentive Plan Compensation” in the table above are comprised of (a) the non-discretionary portion of the named executive officer’s payment under our TAVA Plan and (b) for 2012, the named executive officer’s long-term performance unit payment for the 2010 through 2012 performance cycle. See “—Compensation Discussion and Analysis — Design and Elements of Compensation — Salary and Annual Bonus/Non-Equity Incentive Plan Compensation” as set forth below:

Name	Non-Discretionary TAVA Payout	2010-2012 LTPU Payout
Mr. Sherrill	$968,440	$2,274,485
Mr. Trammell	346,599	594,322
Mr. Nair	526,057	772,130
Mr. Yanos	278,543	520,420
Mr. Fornos	326,679	423,022

There were no long-term performance units awarded in 2009, and hence no payout in respect thereof is reflected in 2011 compensation.

(4)

As described below under “Post-Employment Compensation,” we traditionally maintained defined benefit and supplemental pension plans for our U.S. senior management (although future benefit accruals were frozen for most employees as of December 31, 2006 as described below under “—Post-Employment Compensation — 2006 Changes in Defined Benefits”). Messrs. Sherrill and Fornos do not participate in any defined benefit plan sponsored by us.

(5)	The amounts under the column entitled “All Other Compensation” in the table above for 2012 are comprised of the following:

Name	Perquisites and Other Personal Benefits(a)	Life Insurance Premiums		Other(b)	Registrant Contributions to Defined Contribution Plans(c)
Mr. Sherrill	$50,000	$3,684		$—	$286,192
Mr. Trammell	$30,000	$1,939		$—	$138,514
Mr. Nair	$30,000	$2,579		$—	$125,496
Mr. Yanos	$31,248	$1,656		$—	$73,839
Mr. Fornos	$28,083	$18,938	(d)	$81,838	$42,703

(a)

Perquisites and other personal benefits include: (a) for Mr. Sherrill, perquisite allowance ($50,000); (b) for Mr. Trammell, perquisite allowance ($30,000); (c) for Mr. Nair, perquisite allowance ($30,000); (d) for Mr. Yanos, perquisite allowance ($30,000) and spousal travel; and (e) for Mr. Fornos, company car ($22,176) and spousal travel. The amount of the perquisite allowances and personal benefits reflected in the table equals actual cash expenditures made by our company.

(b)

Represents expatriate benefits relating to Mr. Fornos’ assignment in Europe, including temporary housing and tax equalization payments. Under our expatriate policy, we reimburse employees for certain expenses that they incur as a result of an expatriate assignment. Mr. Fornos’ expatriate assignment subjects him to tax in multiple jurisdictions. The tax equalization payment is designed to ensure that Mr. Fornos bears a tax burden that is comparable to what his tax burden would have been absent the expatriate assignment. Mr. Fornos remains financially responsible (and receives no tax gross-up payments) for the amount of taxes he would have incurred absent the expatriate assignment.

(c)

For our U.S. named executive officers, we offer retirement benefits through a 401(k) savings plan. Under the plan, subject to limitations in the Internal Revenue Code, participants may elect to defer up to 75% of their salary through contributions to the plan, which are invested in selected mutual funds or used to buy our common stock. For 2012, we provided a company match on an employee’s contribution of 100% on the first three percent and 50% on the next two percent. In addition, as described below under “— Post-Employment Compensation — 2006 Changes in Defined Benefits,” we implemented additional company contributions and a new excess defined contribution plan in connection with the December 31, 2006 freezing of our defined benefit plans. All matching contributions vest immediately. Additional company contributions vest upon the named executive officer’s third anniversary with Tenneco. For Mr. Fornos, we maintain a defined contribution retirement plan to which we make an annual contribution on behalf of Mr. Fornos equal to 8% of his salary. All contributions vest immediately.

(d)	Represents the cost of one policy covering both life and disability.

(6)	Mr. Fornos is paid in Euros. Cash payments and contributions have been converted to U.S. Dollars based on an average exchange rate from Euro to U.S. Dollar of 1.286/1 for 2012 and 1.402/1 for 2011.

Grants of Plan-Based Awards During 2012

The following table shows certain information regarding grants of plan-based awards we made to the named executive officers during 2012.

Grants of Plan-Based Awards During 2012

Name	Grant date		Threshold ($)	Estimated Future Payout Under Non-Equity Incentive Plan Awards	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)
Mr. Sherrill	1/18/2012	(2)	—	949,450	1,898,900
	1/18/2012	(3)	1,100,000	2,200,000	4,400,000
	1/18/2012					54,702			1,630,120
	1/18/2012						88,377	$29.83	1,533,341

Mr. Trammell	1/18/2012	(2)	—	339,803	679,606
	1/18/2012	(3)	280,000	560,000	1,120,000
	1/18/2012					13,924			414,935
	1/18/2012						22,496	$29.83	390,306

Mr. Nair	1/18/2012	(2)	—	515,742	1,031,484
	1/18/2012	(3)	400,000	800,000	1,600,000
	1/18/2012					19,892			592,782
	1/18/2012						32,137	$29.83	557,577

Mr. Yanos	1/18/2012	(2)	—	273,082	546,164
	1/18/2012	(3)	235,000	470,000	940,000
	1/18/2012					11,686			348,243
	1/18/2012						18,881	$29.83	327,585

Mr. Fornos	1/18/2012	(2)	—	320,274	640,548
	1/18/2012	(3)	235,000	470,000	940,000
	1/18/2012					11,686			348,243
	1/18/2012						18,881	$29.83	327,585

(1)

Represents awards of restricted stock and stock options under our 2006 Long-Term Incentive Plan. One-third of the options and restricted stock vest on each of the first three anniversaries of the grant date.

(2)

Represents targeted and maximum incentive payouts that are paid based on our corporate performance against Economic Value Added (“EVA®”) goals under the Tenneco Value Added Incentive Plan as described below under “— Narrative Disclosure to Summary Compensation

Table and Grants of Plan-Based Awards Table — Annual Bonus and Non-Equity Incentive Plan Awards.” These amounts represent 75% of each named executive officer’s total opportunity under the TAVA Plan (the remaining 25% being discretionary). There is no threshold payout for 2012.

(3)

Represents threshold, targeted and maximum payouts that are paid based on our corporate performance against goals relating to relative total stockholder return, EBITDA and free cash flow under long-term performance units granted under our 2006 Long-Term Incentive Plan as described below under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Annual Bonus and Non-Equity Incentive Plan Awards.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Bonus and Non-Equity Incentive Plan Awards

Amounts reflected in the Summary Compensation Table for 2010 through 2012 under the column entitled “Bonus” and “Non-Equity Incentive Plan Compensation” are (a) payments under the Tenneco Value Added Incentive Plan (“TAVA Plan”) and (b) for 2012, payments in respect of our long-term performance units for the 2010 through 2012 performance cycle.

The TAVA Plan was developed initially with Stern Stewart & Co., a firm with expertise in EVA®* based incentive programs. Each year, the committee establishes an EVA improvement target under the TAVA Plan. At the conclusion of each year, the committee approves incentive award payments based on the degree of achievement of the goals established for that year and on judgments of performance. We base 75% of an individual’s award on a formula tied to our corporate achievement of pre-established EVA objectives. We use EVA as the performance metric for the TAVA Plan because we believe that strong EVA performance is correlated with stockholder returns and that making business and investment decisions based on EVA balances cash-oriented and earnings-oriented results. However, the TAVA Plan also provides the committee the discretion to adjust this portion of the award based on other factors that the committee considers relevant. We base 25% of an individual’s award on the committee’s discretionary determination of our corporate performance and other relevant factors. In general, a participant is entitled to a pro rata bonus if his or her employment is terminated due to death, disability or retirement. See “— Compensation Discussion and Analysis” for a discussion of specific determinations under the TAVA Plan for 2012.

In addition to the TAVA Plan payout for 2012 performance, a payment of $3,257 for Mr. Trammell, $4,660 for Mr. Nair, $2,673 for Mr. Yanos and $1,970 for Mr. Fornos was paid in early 2013 in respect of amounts held in the individual’s bonus bank. After giving effect to those payments, $6,514, $9,321, $5,346 and $3,942 remained credited to the bonus bank of Messrs. Trammell, Nair, Yanos and Fornos, respectively.

We award long-term performance units (“LTPUs”) under our 2006 Long-Term Incentive Plan that are denominated in dollars. These LTPUs are payable in cash based 50% on our relative TSR compared to the TSR of the companies in the S&P 500, 30% based on our EBITDA and 20% based on our FCF. The performance is applied against a multiplier that determines the percentage of the dollar target that is earned based on that level of performance. These LTPUs are payable at the end of a three-year performance cycle. Subject to the terms of any employment agreement, these LTPUs are generally forfeited by a participant if his or her employment is terminated other than due to death, disability or retirement, unless the committee determines otherwise. In the event of termination due to death or disability, the LTPUs pay out at 100% of target. In the event of retirement, the award holder receives a pro rata payment equal to the amount he would have earned had he continued employment until the end of the applicable performance period multiplied by the percentage of the performance period during which he was employed by us.

*	EVA® is defined as net operating profit after taxes minus the annual cost of capital and is a registered trademark of Stern Stewart & Co.

Stock Awards

Amounts reflected in the Summary Compensation Table under the column entitled “Stock Awards” represent awards of restricted common stock under our 2006 Long-Term Incentive Plan. See “—Grants of Plan Based Awards During 2012.” Our restricted stock awards vest one-third per year during the three years after the grant date, subject to the officer’s continued employment. Subject to the terms of any employment agreement, the unvested portion of these awards is generally forfeited by a participant if his or her employment is terminated other than due to death, disability or retirement. All restrictions lapse upon death, disability or retirement.

Option Awards

Amounts reflected in the Summary Compensation Table under the column entitled “Option Awards” represent awards of nonqualified options to purchase common stock granted to each named executive officer under our 2006 Long-Term Incentive Plan. See “— Grants of Plan Based Awards During 2012.” The awards vest one-third per year during the three years after the grant date, subject to the officer’s continued employment, and have a seven-year term. Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death, disability or retirement. In the event of death, disability or retirement, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

Employment Agreements

In January 2007, we entered into an agreement with Mr. Sherrill that sets forth certain terms and conditions of his employment with our company. The agreement provides that, under our Change in Control Severance Benefit Plan for Key Executives, Mr. Sherrill’s cash payment in connection with a change in control termination will equal three times the total of his then current base salary plus his target bonus. See “— Post-Employment Compensation — Other Potential Post-Employment Compensation” for a discussion of the other benefits afforded under the Change in Control Severance Benefit Plan for Key Executives. The agreement also provides that, other than in connection with a change in control, if Mr. Sherrill’s employment is terminated by us other than for disability or cause, he will be paid two times his then current annual salary. The employment agreement also provides for participation in an excess non-qualified defined contribution plan which, prior to offset for amounts contributed under the qualified plan, is equal to 150% of the standard age-graded benefit under the plan and for participation in other benefit plans we offer our employees generally.

Mr. Nair is party to an agreement with us, originally entered into in 1999, that sets forth certain terms and conditions of his employment with our company. The employment agreement provides that, under our Change in Control Severance Benefit Plan for Key Executives, Mr. Nair’s cash payment in connection with a change in control termination would equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years. The employment agreement also provides that, other than in connection with a change in control, if Mr. Nair’s employment is terminated by us other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding awards under our stock incentive plans would be vested, subject to Board approval, his stock options would remain exercisable for at least 90 days and he would receive one year of post-termination health and welfare benefits. Pursuant to the terms of his employment agreement, Mr. Nair is guaranteed a minimum annual base salary of $414,000 and a minimum annual target bonus of $273,000. The employment agreement also provides for participation in benefit plans we offer to our employees generally, as well as continued participation in supplemental retirement benefit plans as described under “— Post-Employment Compensation.”

Mr. Fornos is party to an agreement with us, originally entered into in 2007 and a letter of understanding, entered into on December 2, 2010, that set forth certain terms and conditions of his employment with our company. The agreement and letter of understanding also provide that, other than in connection with a change in control, if Mr. Fornos is terminated by us other than for serious negligence or serious misconduct, he is entitled to two years of salary and bonus continuation. Mr. Fornos also would receive 12 months of salary continuation in the case of disability and up to four months of salary continuation in the case of death. Mr. Fornos is guaranteed a minimal annual base salary of €359,375 and a minimum annual target bonus of €210,000. The agreement and letter of understanding also provides for participation in benefits plans covering pension, life and disability and certain customary perquisites, such as a company car and housing allowance.

Outstanding Equity Awards at December 31, 2012

The following table shows certain information regarding the outstanding equity awards held by the named executive officers at the end of 2012.

Outstanding Equity Awards at December 31, 2012

					Stock Awards
	Option Awards				Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Mr. Sherrill	100,000	—	26.70	1/15/2014
	120,000	—	23.75	1/14/2015
	220,230	—	1.99	1/21/2016
	53,782	26,890	19.48	1/14/2017
	16,403	32,807	45.42	1/18/2018
		88,377	29.83	1/17/2019
					17,222	604,664
					20,741	728,216
					54,702	1,920,587
Mr. Trammell	15,000	—	8.68	1/19/2014
	24,000	—	26.70	1/15/2014
	28,000	—	23.75	1/14/2015
	51,390	—	1.99	1/21/2016
	14,054	7,026	19.48	1/14/2017
	4,322	8,644	45.42	1/18/2018
	—	22,496	29.83	1/17/2020
					4,500	157,995
					5,465	191,876
					13,924	488,872
Mr. Nair	55,000	—	3.77	1/20/2013
	18,000	—	8.68	1/19/2014
	15,000	—	21.19	1/15/2013
	24,000	—	26.70	1/15/2014
	35,000	—	23.75	1/14/2015
	64,230	—	1.99	1/21/2016
	18,258	9,128	19.48	1/14/2017
	7,465	14,930	45.42	1/18/2018
		32,137	29.83	1/17/2019
					5,846	205,253
					9,439	331,403
					19,892	698,408

					Stock Awards
	Option Awards				Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Mr. Yanos	12,000	—	8.68	1/19/2014
	16,000	—	26.70	1/15/2014
	15,000	—	23.75	1/14/2015
	3,500	—	12.30	7/14/2015
	40,380	—	1.99	1/21/2016
	12,306	6,152	19.48	1/14/2017
	3,733	7,465	45.42	1/18/2018
		18,881	29.83	1/17/2019
					3,940	138,333
					4,719	165,684
					11,686	410,295
Mr. Fornos	2,500	—	8.68	1/19/2014
	3,800	—	26.70	1/15/2014
	2,795	—	24.08	3/5/2014
	6,800	—	23.75	1/14/2015
	3,117	—	13.58	6/30/2015
	23,860	—	1.99	1/21/2016
	7,846	3,923	19.48	1/14/2017
	642	319	22.58	7/12/2017
	2,357	4,715	45.42	1/18/2018
		18,881	29.83	1/17/2019
					2,511	88,161
					204	7,162
					2,981	104,312
					11,686	410,295

(1)	The vesting dates and number of shares vesting for the options and restricted stock reflected above as of December 31, 2012, are as set forth below.

Name	Option Vesting Date	Number of Options Vesting	Stock Vesting Date	Number of Shares Vesting
Mr. Sherrill	1/15/2013	26,890	1/15/2013	17,222
	1/18/2013	29,459	1/18/2013	18,234
	1/19/2013	16,404	1/19/2013	10,371
	1/18/2014	29,459	1/18/2014	18,234
	1/19/2014	16,403	1/19/2014	10,370
	1/18/2015	29,459	1/18/2015	18,234

Mr. Trammell	1/15/2013	7,026	1/15/2013	4,500
	1/18/2013	7,499	1/18/2013	4,642
	1/19/2013	4,322	1/19/2013	2,733
	1/18/2014	7,499	1/18/2014	4,641
	1/19/2014	4,322	1/19/2014	2,732
	1/18/2015	7,498	1/18/2015	4,641

Mr. Nair	1/15/2013	9,128	1/15/2013	5,846
	1/18/2013	10,713	1/18/2013	6,631
	1/19/2013	7,465	1/19/2013	4,719
	1/18/2014	10,712	1/18/2014	6,631
	1/19/2014	7,465	1/19/2014	4,719
	1/18/2015	10,712	1/18/2015	6,630

Name	Option Vesting Date	Number of Options Vesting	Stock Vesting Date	Number of Shares Vesting
Mr. Yanos	1/15/2013	6,152	1/15/2013	3,940
	1/18/2013	6,294	1/18/2013	3,896
	1/19/2013	3,733	1/19/2013	2,360
	1/18/2014	6,294	1/18/2014	3,895
	1/19/2014	3,733	1/19/2014	2,359
	1/18/2015	6,293	1/18/2015	3,895

Mr. Fornos	1/15/2013	3,923	1/15/2013	2,511
	1/18/2013	6,294	1/18/2013	3,896
	1/19/2013	2,358	1/19/2013	1,491
	7/13/2013	319	7/13/2013	204
	1/18/2014	6,294	1/18/2014	3,895
	1/19/2014	2,357	1/19/2014	1,490
	1/18/2015	6,294	1/18/2015	3,895

Option Exercises and Stock Vested During 2012

The following table shows certain information regarding options exercised and stock vested during 2012 for the named executive officers.

Option Exercises and Stock Vested During 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)
Mr. Sherrill	—	—	64,344	1,947,158
Mr. Trammell	15,000	141,297	15,148	458,450
Mr. Nair	55,000	1,717,650	24,701	147,062
Mr. Yanos	49,500	1,050,806	12,521	378,980
Mr. Fornos	2,000	17,620	7,885	237,928

(1)	Does not give effect to shares withheld to satisfy tax obligations.

Post-Employment Compensation

Pension Benefits Table

The following table shows certain information regarding potential benefits as of December 31, 2012 for the named executive officers under each of our defined benefit retirement plans.

Pension Benefits

Name(1)	Plan name(2)	Number of years credited service(3) (#)	Present value of accumulated benefit(4) ($)
Mr. Trammell	Plan 1	9.67	241,887
	Plan 2	9.67	601,272
Mr. Nair	Plan 1	18.75	400,024
	Plan 2	24.75	4,766,036
Mr. Yanos	Plan 1	17.33	400,451
	Plan 2	17.33	711,661

(1)	Messrs. Sherrill and Fornos do not participate in any defined benefit plan sponsored by us.

(2)

Plan 1 represents the Tenneco Retirement Plan for Salaried Employees; and Plan 2 represents the Tenneco Supplemental Retirement Plan (which includes, for purposes of these disclosures, its predecessor plan, the Supplemental Executive Retirement Plan).

(3)	In all cases, the named executive officer’s years of service credited under the plans is less than his actual years of service with Tenneco and its predecessors.

(4)

The present value of accrued benefits was calculated as of December 31, 2012, using the RP-2000 Blended Mortality Table with projected improvements to 2023 and a 4.10% discount rate, deferred to the unreduced retirement age, with no deferral if the participant’s age on the calculation date is greater than the unreduced retirement age. The unreduced retirement age for Plan 1 and Plan 2 is age 62 (normal retirement age is 65). For Plans 1 and 2, the first year of service is generally excluded as credited service under the plan.

Tenneco Retirement Plan for Salaried Employees

The benefit under the Tenneco Retirement Plan for Salaried Employees, in which all U.S. salaried employees were eligible to participate until it was frozen as to new participants on April 1, 2005, is based on the participant’s years of service, salary and age at retirement. The monthly benefit formula is 55% of the participant’s final average base pay multiplied by the years of credited service (up to a maximum of 35 years) and divided by 35 and then by 12. This amount is then reduced by any benefits accrued under the Pactiv Retirement Plan. (In 1999, we spun off our packaging and administrative services operations. The resulting company, now known as Pactiv Corporation (a subsidiary of Reynolds Group Holdings Limited), became the sponsor of our then-existing qualified defined benefit plan for salaried employees. We adopted the Tenneco Retirement Plan for Salaried Employees, which is patterned after the Pactiv-sponsored plan.) The final average base pay excludes all bonus payments and is the average pay for the last 60 full months of participation in the plan. Pay is subject to the Internal Revenue Code Section 401(a)(17) pay limits. If the participant retires prior to the age of 62, the benefit is reduced by an early reduction factor.

Benefits paid under this plan are payable as an annuity only. The default form of payment for a single participant is the Single Life Annuity, and for a married participant is a Qualified 50% Joint and Survivor Annuity. Other forms of benefit payments available include the 100% Joint and Survivor Annuity, the 75% Joint and Survivor Annuity, and the Ten Year Certain and Life Annuity.

As described below, we froze this plan effective December 31, 2006 so that no future benefits will be accrued under the plan.

Tenneco Supplemental Retirement Plan

The benefit under the Tenneco Supplemental Retirement Plan (which includes, for purposes of these disclosures, its predecessor plan, the Supplemental Executive Retirement Plan), is based on the participant’s years of service, salary and bonus and age at retirement. The purpose of the plan is to include bonuses in determining retirement payments, which cannot be done under the Tenneco Retirement Plan for Salaried Employees and which we believe provided a level of retirement benefit that was common in manufacturing companies. The monthly benefit formula is 55% of the participant’s final average compensation multiplied by the years of credited service (up to a maximum of 35 years) and divided by 35 and then by 12. This amount is then reduced by the accrued benefits from the Tenneco Retirement Plan for Salaried Employees and the Pactiv Retirement Plan. The final average compensation for this plan is the sum of the participant’s average base pay plus the average bonus pay, where the average is determined as the highest three out of the past five calendar years. If the participant retires prior to the age of 62, the benefit will be reduced by an early reduction factor.

Benefits paid under this plan are payable as a lump sum only. To calculate the lump sum payment amount, the accrued benefit after offsets, as calculated above, is multiplied by a lump sum factor. This factor is determined using the 1994 Group Annuity Mortality Tables at an interest rate that is the average of the 30 year Treasury Bond yields for the November preceding the year of distribution.

This plan applied to our approximately top 60 managers. As described below, effective December 31, 2006, this plan was frozen as to substantially all managers so that no future benefits will be accrued under the plan. One of our named executive officers (Mr. Nair) did not have his benefits frozen. However, he agreed to a voluntary reduction in benefits under this plan as described below under “— 2006 Changes in Defined Benefits.”

2006 Changes in Defined Benefits

In August 2006, we froze, effective December 31, 2006, our defined benefit pension plans for certain employees and replaced them with additional benefits under defined contribution plans beginning in 2007. Prior earned benefits under the defined benefit plans were, however, preserved. With the exception of certain senior managers, including one named executive officer, who had employment contracts providing for specified benefits (all of whom voluntarily accepted a benefits reduction), this freeze impacted all U.S.-based salaried employees (including the U.S. named executive officers) and non-union hourly employees who participated in any of the plans.

To address the loss of benefits associated with the freeze, we amended our existing qualified defined contribution plans, effective January 1, 2007, to provide for additional annual company contributions in amounts that increase with the employee’s age. These additional contributions, which we refer to as “DB Replacement Contributions,” are payable for each employee who ceased to accrue benefits or whose benefits were otherwise modified under any defined benefit plan in connection with the freeze. In addition, effective January 1, 2007, we implemented an unfunded non-qualified defined contribution pension plan as described in “— Compensation Discussion and Analysis — Design and Elements of Compensation — Retirement Plans.”

One of our named executive officers — Mr. Nair — had an employment agreement that provided for his participation in the Supplemental Retirement Plan. As a result, we did not freeze this plan for Mr. Nair. Instead, Mr. Nair voluntarily agreed to a reduction in his retirement benefit payable under this plan and to an offset to benefits payable under this plan for DB Replacement Contributions received under the existing or new defined contribution plans. The benefits reduction increases to a maximum of 5% of the benefit that would have otherwise been paid, depending on Mr. Nair’s age at retirement.

Nonqualified Defined Contribution and Other Deferred Compensation Plans Table

The following table sets forth certain information regarding potential benefits as of the end of 2012 for the named executive officers under our nonqualified defined contribution plans.

Nonqualified Deferred Compensation

Name	Registrant Contributions in 2012(1) ($)	Aggregate Earnings in 2012(2) ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at 12/31/12(4) ($)
Mr. Sherrill	271,192	55,185	—	1,419,800
Mr. Trammell	111,014	7,225	4,886	534,853
Mr. Nair	97,996	4,463	6,990	359,617
Mr. Yanos	46,707	16,121	4,010	194,604
Mr. Fornos	—	—	2,956	5,911

(1)	Included in “All Other Compensation” in the Summary Compensation Table.

(2)	Reflects earnings on contributions under our non-qualified defined contribution plan based on the individual’s selected investments.

(3)

The amounts in this column reflect the portion of the bonus bank under the TAVA Plan that was paid during 2012. All of these amounts were earned and reported as part of the applicable executive’s bonus bank for periods prior to 2012.

(4)

Includes amounts reported in the 2012 Summary Compensation Table for 2010, 2011 or 2012: Mr. Sherrill — $837,403, Mr. Trammell — $328,178, Mr. Nair — $250,316 and Mr. Yanos — $113,422. Includes the following amounts remaining in the named executive officer’s bonus bank under the TAVA Plan after giving effect to payments during 2012, all of which were earned and reported as part of the applicable executive’s bonus bank in years prior to 2012: Mr. Trammell, $9,771, Mr. Nair, $13,981, Mr. Yanos, $8,019 and Mr. Fornos, $5,911.

We maintain a U.S. non-qualified defined contribution retirement plan. As described above in “—Compensation Discussion and Analysis — Design and Elements of Compensation — Retirement Plans,” effective January 1, 2007, our U.S. named executive officers and other senior managers became eligible to participate in this plan, with allocations under the plan calculated the same as under the applicable existing defined contribution retirement plan (as amended), except that (i) the compensation limit in Section 401(a)(17) of the Internal Revenue Code is disregarded and awards under the TAVA Plan or any successor plan are included in calculating compensation, and (ii) there is an offset for the DB Replacement Contributions.

Mr. Fornos participates in a defined contribution retirement plan we maintain for our senior management based in Spain. We make annual contributions to this plan on behalf of Mr. Fornos in an amount equal to 8% of his salary. This plan is administered by a third party insurer who determines how the funds will be invested. As of December 31, 2012, Mr. Fornos’ balance in this plan was $100,327 and under the terms of the plan he would be guaranteed a payment upon retirement (eligibility for which begins at age 65) of $123,894. In case of death before retirement age, a calculation of the earned capital will be made and then settled to Mr. Fornos’ heirs.

Other Potential Post-Employment Compensation

Change in Control Severance Benefit Plan for Key Executives

We maintain a Change in Control Severance Benefit Plan for Key Executives, which was amended and restated effective as of December 2007. The purpose of the plan is to enable us to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a “change in control” of our company.

Under the amended plan, a “change in control” happens if:

•

any person or group acquires 20% or more of our then outstanding common stock or the combined voting power of our then outstanding securities having general voting rights subject to limited exceptions,

•	our incumbent board of directors ceases to constitute a majority of our board of directors,

•	any merger, consolidation or sale of all or substantially all the assets in which our stockholders own less than 50% of the new company, or

•	we are liquidated or dissolved.

Benefits under the plan are payable to a key employee who is discharged (either actually or constructively) within two years after a change in control. Under the plan, we must pay an eligible executive a lump sum cash payment equal to one, two or three times, depending on his or her grouping under the plan, (i) his or her base salary and (ii) his or her targeted annual bonus in effect immediately prior to the change in control. In addition, we must provide the executive with (i) a pro rata bonus (payable in a lump sum), (ii) one, two or three years (depending on his or her grouping under the plan) of health and welfare benefits continuation, (iii) out placement services and (iv) all deferred compensation (payable in a lump sum). Finally, we are required to provide a tax gross up to employees whose payments under the plan become subject to the tax imposed by Section 4999 of the Internal Revenue Code (gross up payment provisions differ depending on each employee’s grouping under the plan). Benefits under this plan are not conditioned on any action by the participant.

For Mr. Nair, who has an employment agreement originally entered into in 1999, various terms of the Change in Control Severance Benefit Plan in effect prior to December 2007 continue to apply in terms of entitlement to cash payments and the vesting of awards. Specifically, for Mr. Nair, a “change in control” happens if:

•

any person or group acquires 15% or more of our voting stock and the acquisition is not approved by our then incumbent board of directors, or any person or group acquires 40% or more of our voting stock, in each case subject to limited exceptions,

•

our incumbent board of directors ceases to constitute a majority of our directors or any person elects during any 24 months new directors that represent at least 25% of our board of directors without approval of our incumbent board,

•

any merger, consolidation or sale of all or substantially all the assets of our company if a majority of our incumbent board of directors is not a majority of the board of the surviving or successor company, or

•	we are liquidated.

Mr. Nair is also entitled to a lump sum cash payment equal to three times (i) his base salary plus, (ii) the higher of (a) his average bonus for the prior three years and (b) his targeted annual bonus in effect immediately prior to the change in control. Mr. Nair’s employment agreement further provides that his outstanding awards under the plan or any similar benefit plan or compensation arrangement or program will be treated as exercisable, earned at target and vested immediately upon the happening of a change in control.

See “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements” for additional discussion of specific provisions in employment agreements regarding the calculation of benefits under this plan.

Under our 2006 Long-Term Incentive Plan (and its predecessor, the 2002 Long-Term Incentive Plan), upon a Change in Control, all options will immediately vest and remain exercisable for up to 36 months. All restrictions on outstanding restricted stock will lapse and our LTPUs shall be deemed fully earned on the date of the Change in Control and paid based on assumed achievement of targeted performance goals.

Taking into account specific provisions related to the plan contained in employment agreements, we expect that Messrs. Sherrill, Trammell, Nair, Yanos and Fornos would have become entitled to receive payments from us as follows had we experienced a change in control on December 31, 2012 (assuming termination on that date, other than with respect to LTPUs, options and restricted stock, as described above):

Name(1)	Severance Amount	Bonus Amount	Long Term Performance Unit Payout(2)	Early Vesting of Stock Options(3)	Early Vesting of Restricted Stock(3)	Other Benefits(4)	Excise Tax and Gross-Up	Total(5)
Mr. Sherrill	$6,836,043	$1,265,933	$5,192,375	$886,922	$3,253,468	$67,925	$4,779,698	$22,282,364
Mr. Trammell	1,972,192	453,071	1,345,536	228,595	838,708	59,897	—	4,897,999
Mr. Nair	4,368,975	687,656	2,008,913	312,369	1,235,064	78,590	—	8,691,567
Mr. Yanos	1,638,490	364,109	1,152,570	195,848	714,313	57,578	—	4,122,908
Mr. Fornos	1,921,730	427,033	902,915	165,005	516,293	141,361	—	4,074,337

(1)

For proxy calculation purposes, the full balance of the bonus bank has been included as a parachute payment under Section 280G. In an actual change-in-control transaction a position could likely be supported for only a fraction of this balance to be included as a parachute payment.

(2)	Represents full value of all unpaid long term performance units at target that would have vested upon a change in control.

(3)

Represents the difference between the option exercise price and the closing price of a share of our common stock on December 31, 2012 for all unvested options and the value of all unvested restricted shares based on that price.

(4)	Represents welfare benefits, outplacement services and any remaining bonus bank under the TAVA Plan.

(5)	The amounts presented are estimated without any allocation of amounts payable to service prior to or after the change in control.

Severance Benefits

Under Mr. Sherrill’s employment agreement, if he is involuntarily terminated by us other than for disability or cause or in connection with a change in control, he is entitled to receive a lump sum payment equal to two times his annual base salary (which lump sum amount would have been $2,025,496 as of December 31, 2012). Under Mr. Fornos’ employment agreement, if he is involuntarily terminated by us other than for serious negligence or serious misconduct, he is entitled to two years of salary and bonus continuation (which would have been $1,938,808 as of December 31, 2012). We expect that Mr. Nair would have become entitled to receive payments from us as follows had his position been terminated by us on December 31, 2012, other than following a change in control and other than for death, disability or nonperformance of duties (assuming our board of directors agreed to vest his outstanding equity-based awards upon termination):

Name	Severance Amount(1)	Long Term Performance Unit Payout(1)(2)	Early Vesting of Stock Options(3)	Early Vesting of Restricted Stock(3)	Health Benefits	Total
Mr. Nair	$3,228,546	$2,008,913	$312,369	$1,235,064	$13,949	$6,798,841

(1)	Payable in a lump sum.

(2)	Represents full value of all unpaid long term performance units at target.

(3)

Represents the difference between the option exercise price and the closing price of a share of our common stock on December 31, 2012 for all unvested options and the value of all unvested restricted shares based on that price.

We maintain a Severance Benefit Plan that applies to all U.S. salaried, full-time employees with at least one month of service who are terminated by us in connection with a reduction in force or similar layoff. Under this plan, eligible employees receive a severance payment in a lump sum equal to the total of (1) 1.5 weeks of pay for each full or partial year of service, (2) an additional payment from four to 12 weeks of pay based on the employee’s age at termination, and (3) an additional payment from one to 14 weeks of pay based on the employee’s pay grade at termination, subject to a maximum of 52 weeks of pay. This plan would apply to Mr. Trammell and Mr. Yanos, who we expect would have received $486,898 and $455,136, respectively, if his employment had been terminated by us on December 31, 2012 in connection with a reduction in force or similar layoff. We require participants to sign a customary release to receive benefits under this plan.

Death or Disability

Under our TAVA Plan, a participant, including any named executive officer, is entitled to a pro rata bonus if his or her employment is terminated due to death or disability. Under our 2006 Long-Term Incentive Plan, in the event of death or disability, all LTPUs pay out at 100% of target, all restricted stock vests and all options vest. In addition, Mr. Fornos is entitled to some salary continuation in the event of death or disability. Our named executive officers would have been entitled to the following payments in the event of their death or disability on December 31, 2012:

Name	Salary Continuation		Bonus Amount	Long Term Performance Unit Payout	Early Vesting of Stock Options	Early Vesting of Restricted Stock	TAVA Plan Bonus Bank	Total
Mr. Sherrill	$337,583	(1)	$1,265,933	$5,192,375	$886,922	$3,253,468	$—	$10,936,281
Mr. Trammell	266,513	(2)	453,071	1,345,536	228,595	838,708	6,514	3,138,937
Mr. Nair	354,462	(2)	687,656	2,008,913	312,369	1,235,064	9,321	4,607,785
Mr. Yanos	227,568	(2)	364,109	1,152,570	195,848	714,313	5,346	2,659,754
Mr. Fornos	533,832	(3)	427,033	902,915	165,005	516,293	5,912	2,550,990

(1)	Represents four months salary continuation for disability at 100%. Mr. Sherrill would receive two months salary continuation for disability at 75% and no continuation of salary upon death.

(2)	Represents six months salary continuation for disability at 100%. Each executive would receive no continuation of salary upon death.

(3)	Represents maximum of twelve months of salary continuation for disability. There is only four months salary continuation available upon death.

Retirement

None of our named executive officers was eligible to retire as of December 31, 2012.

Compensation-Related Risk

We believe that our compensation programs for our named executive officers and other employees incentivize the creation of stockholder value on both an annual and long-term basis. As a result, we believe our programs do not encourage excessive or inappropriate risk-taking and are not reasonably likely to have a material adverse effect on us.

Our annual cash incentives for most salaried and some hourly employees are based primarily on the achievement of EVA performance, which we believe is a key driver of stockholder value. Each individual incentive target is not excessive in relation to the participant’s base salary. Subject to the discretion of the Compensation/Nominating/Governance Committee of the Board, these annual cash incentives are capped at 200% of target.

Our long-term cash incentive payments are also capped at 200% of target. They are based on free cash flow, EBITDA and total stockholder return measures. We believe that these measures are key indicators of the value generated for stockholders. We attempt to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve results. We award stock options, stock equivalent units and restricted stock to our senior and middle managers to further align the interests of our employees and stockholders. These awards vest over a three-year period. We believe our long-term compensation programs encourage the delivery of sustained performance over multiple periods, rather than performance in a single period.

Director Compensation

The following table and related narrative shows the compensation we paid, for 2012, to each of our outside directors for all services provided to our company and its subsidiaries.

Director Compensation for 2012(1)

Name	Fees Earned ($)	Stock Awards ($)	Total ($)
Mr. Cramb(2)	9,740	90,000	99,740
Mr. Freyman(3)	—	—	—
Mr. Letham	106,167	90,000	196,167
Mr. Porter	101,500	90,000	191,500
Mr. Price	89,500	90,000	179,500
Mr. Stecko	108,500	90,000	198,500
Mr. Takeuchi	90,691	90,000	180,691
Ms. Warner	91,500	90,000	181,500

(1)	There were no awards of restricted stock or stock options outstanding at December 31, 2012 for any of our outside directors.

(2)	Mr. Cramb resigned from our Board effective February 3, 2012.

(3)	Mr. Freyman joined our Board in January 2013.

Fee Structure

For 2012, each outside director was paid an annual cash retainer fee of $76,500 for service on the Board of Directors which, at the option of a director, may be paid in cash or directors’ equivalent units. The outside directors receive meeting attendance fees, committee chair fees and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. The fees are generally paid in cash, but at the option of the director may be paid in directors’ stock equivalents. Outside directors receive $1,000 for each in-person meeting of the Board of Directors attended, and $500 for each telephonic meeting. Outside directors who are members of the Audit Committee or the Compensation/Nominating/Governance Committee receive $1,000 for each in-person meeting and $500 for each telephonic meeting attended. In 2012, the outside director who served as the Chairman of the Audit Committee was paid a fee of $16,000. The outside director who served as the Chairman of the Compensation/Nominating/Governance Committee was paid a fee of $12,000. Also, the lead independent director was paid a $20,000 fee for serving as the chairman and primary spokesman when the Board of Directors met in executive session.

For 2013, we have increased our annual cash retainer fee to $92,500 and our fee to the Chairman of the Corporation/Nominating/Governance Committee to $16,000 (same as the Audit Committee Chairman fee). These changes were based on a review undertaken in connection with the adoption of a new compensation peer group for 2013. See “Executive Compensation — Compensation Discussion & Analysis.”

Common Stock Equivalents, Options and Restricted Stock

An outside director’s retainer fee and other fees are paid in cash unless the director elects that they be paid in directors’ stock equivalents. Directors’ stock equivalents are payable in cash or, at our option, shares of common stock after an outside director ceases to serve as a director. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The directors’ stock equivalents are issued at 100% of the fair market value on the date of the grant.

Each outside director also receives an annual award of restricted stock with a target value of $90,000. The restricted stock granted in 2012 vested six months after the grant date.

Deferred Compensation Plan

We have a voluntary deferred compensation plan for outside directors. Under the plan, an outside director may elect, prior to commencement of the next calendar year, to have some or all of his or her cash retainer fee and some or all of his or her meeting or other fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include directors’ stock equivalents, which may be paid out in either cash or, at our option, shares of common stock.

Compensation/Nominating/Governance Committee Interlocks and Insider Participation

During 2012, Messrs. Price, Stecko and Porter served on the Compensation/Nominating/Governance Committee. From November 1998 to April 1999, Mr. Stecko served as our President and Chief Operating Officer, at a time when we held the former Tenneco Inc.’s automotive and packaging operations. Prior to that time, he served in other executive officer capacities in the former packaging operations. Mr. Stecko, having left our employment in April 1999 to become Chief Executive Officer of Packaging Corporation of America (which simultaneously purchased our former paperboard packaging operations), meets the independence standards for compensation and nominating committee membership under the NYSE listing standards.

Compensation/Nominating/Governance Committee

Report On Executive Compensation

The Compensation/Nominating/Governance Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation/Nominating/Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Form 10-K for the year ended December 31, 2012 and in this proxy statement.

Compensation /Nominating /Governance Committee

Roger B. Porter — Chairman

David B. Price, Jr.

Paul T. Stecko

REPORT OF AUDIT COMMITTEE

General

The Audit Committee comprises four directors and operates under a written charter for the Audit Committee. All of the members of the Audit Committee meet the definition of independence for purposes of the NYSE listing standards. In addition, the Board has designated each of Messrs. Letham and Freyman as an “audit committee financial expert” under the applicable SEC rules. All of the members of the Audit Committee satisfy the NYSE’s financial literacy requirements.

Report

The Audit Committee has furnished the following report:

The Audit Committee has reviewed and discussed the audited financial statements of our company for the fiscal year ended December 31, 2012 with our management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent auditors for 2012 (“PwC”), the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” and Regulation S-X Rule 2-07, “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from PwC required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” regarding PwC’s communications with the audit committee concerning independence. The Audit Committee has also discussed PwC’s independence from our company with PwC.

The Audit Committee has considered whether the services rendered by our independent public accountants with respect to audit and tax fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for our company for the fiscal year ended December 31, 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee

Dennis J. Letham — Chairman

Thomas C. Freyman

Mitsunobu Takeuchi

Jane L. Warner

RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 2)

The Board of Directors recommends that you vote FOR this proposal.

Financial statements of our company and our consolidated subsidiaries will be included in our Form 10-K furnished to all stockholders. The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as independent public accountants to examine our consolidated financial statements for the year ending December 31, 2013, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. PwC served as our independent public accountants for 2011 and 2012. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Audit, Audit-Related, Tax and All Other Fees

The following table summarizes the aggregate audit and tax fees and expenses billed to us for the fiscal years ended December 31, 2012 and 2011 by PwC. PwC provided no audit-related or other services to us for those years.

	2012	2011
Audit fees(a)	$4,661,600	$4,198,400
Tax fees(b)	65,300	56,400

	$4,726,900	$4,254,800

(a)	Audit services in 2012 and 2011 consisted of:

•	Audit of our annual financial statements including audits of subsidiary financial statements required by local country laws

•	Audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002

•	Reviews of our quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters

(b)

Tax services in 2012 and 2011 consisted primarily of tax compliance (e.g., tax return preparation) and other tax advice on transactions that have already occurred to document, compute, support and obtain government approval for amounts to be included in tax filings.

In considering the nature of the services provided by PwC for 2012 and 2011, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with PwC and our management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval Policy

The Audit Committee maintains a pre-approval policy regarding the provision of non-audit services by our independent public accounting firm. All of the services performed by PwC in 2012 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

The Audit Committee’s pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that our independent auditor may perform. The policy requires that, each fiscal year, a description of the services (the “Service List”) expected to be performed by our independent auditor in each of the Disclosure Categories, as well as related budgeted fee amounts, be presented to the Audit Committee for approval. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence.

Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year. Any proposed service exceeding 120% of the pre-approved cost level or budgeted amount requires specific additional pre-approval by the Audit Committee.

APPROVE THE AMENDED AND RESTATED TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN

(Item 3)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED TENNECO INC. 2006 LONG-TERM INCENTIVE PLAN

Background

Our current long-term incentive compensation plan, which was originally adopted in 2006 and amended in 2009, is known as the Tenneco Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan replaced our prior long-term incentive compensation plan, the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the “2002 Plan”), under which no new awards may be made.

Our Board of Directors (the “Board”) wishes to ensure our continued ability to offer equity-based incentives to employees, non-employee directors, consultants and other persons providing services to our company or its subsidiaries. The Board believes this type of compensation is critical to its ability to attract and retain highly qualified individuals and otherwise attain the goals described above, while also aligning these individuals’ interests with those of our stockholders. However, it does not believe it has sufficient shares available for future delivery under the 2006 Plan to accomplish these purposes. In addition, the Board wishes to update the 2006 Plan in certain respects and to reflect current market practices.

As of March 18, 2013, 484,350 shares of our common stock remained available for delivery under the 2006 Plan, 2,656,747 shares of our common stock were issuable pursuant to outstanding stock option awards under the 2006 Plan and its predecessor plans and 401,289 shares of our common stock were issued pursuant to outstanding restricted stock awards under the 2006 Plan.

•

The number of shares currently available for grant under the Plan, based on the rate at which we used shares under the 2006 Plan for the last four years, will be exhausted within the next twelve months.

•

In developing the size of the share pool and request for additional shares, we were mindful of the pool’s potentially dilutive impact on stockholders. In that regard, we are proposing a share pool that in terms of size and expected duration falls well within industry practice.

•

Further, in each of 2011, 2012 and 2013 we have approved a share repurchase program, designed to offset dilution from shares of restricted stock and stock options issued to employees for that year. Subject to our Board’s approval at the time and any constraints under our financing agreements, we currently intend to propose similar programs for at least the next several years. This would allow us to continue to align executive and stockholder interests through equity grants while not diluting our stockholders’ ownership.

Accordingly, on March 20, 2013, the Board adopted an amendment and restatement of the 2006 Plan (the Plan after giving effect to the amendment and restatement is referred to herein as the “Plan”). The principal differences in the Plan from the 2006 Plan are as follows:

•

extension of the term of the Plan by ten years from the date that the amendment and restatement was approved by the Board and to increase the number of shares of common stock available for issuance under the Plan by 3,500,000;

•	increase the multiplier used for share counting purposes in the case of Full Value Awards (as described below) granted under the Plan;

•	expansion of the ability to grant performance-based awards, including cash-incentive awards, under the Plan;

•

an update of the limitations applicable on individual grants for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to expand the performance measures on which Code Section 162(m) performance-based compensation may be based;

•	amendment of the Plan provisions limiting repricing of stock options and stock appreciation rights to further restrict the ability to reprice or substitute such awards;

•	modification of share counting and share recycling provisions to reflect changes in the multiplier used for Full Value Awards and simplification of the related provisions in limited respects;

•	expansion of the type of Full Value Awards that may be granted under the Plan; and

•	an increase in flexibility for grants of awards to eligible persons outside the United States.

The Board is submitting the amendment and restatement of the 2006 Plan, as a single proposal, to the Company’s stockholders for approval at the 2013 Annual Meeting. Stockholder approval of the Plan is required by the rules of the New York Stock Exchange. In addition, Code Section 162(m) requires certain provisions of the Plan to be submitted to, and approved by, our stockholders in order for compensation attributable to awards made under the Plan that are intended to be “performance- based” to qualify for an exemption from the $1 million limit that otherwise applies to compensation to “covered employees”. The affirmative vote of holders of a majority of the votes cast on the proposal at the Annual Meeting is required to approve the Plan (provided the total votes cast on the proposal represent more than 50% of the outstanding shares of common stock on the record date of the Annual Meeting).

The following is a summary of the principal features of the Plan, including the amendments summarized above. The effective date of the amendments is March 20, 2013 provided that any awards made after that date and prior to the date on which the amendment and restatement of the 2006 Plan is approved by our stockholders (sometimes referred to herein as “Approval Date”) are conditioned upon stockholder approval unless shares were otherwise available for such awards under the 2006 Plan. A copy of the Plan is attached hereto as Appendix A and is hereby incorporated into this proxy statement by reference. Stockholders are urged to read the actual text of the Plan in its entirety.

Types of Awards

The grant of a benefit or award under the Plan is referred to as an “Award”. The types of Awards that may be granted under the Plan are incentive stock options (“ISOs”), non-qualified stock options (“NQOs”, which together with ISOs are referred to collectively as “Options”), stock appreciation rights (“SARs”), Full Value Awards (including bonus stock, stock units, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units), and Cash Incentive Awards, each as described in more detail below.

Administration of the Plan; Participation

The authority to control and manage the operation and administration of the Plan will be generally vested in a committee of our Board (the “Committee”), which is selected by the Board and must consist of two or more members of the Board and persons who are independent for purposes of applicable securities exchange listing requirements. Unless removed by the Board or unless said committee no longer exists or does not satisfy the securities exchange requirements or for other reasons determined by the Board, our Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in the event that there is no Committee, only members of the Board who are independent directors will take action with respect to grants to employees. Any Award that is intended to constitute “performance based compensation” for purposes of Code Section 162(m) (“Performance Based Compensation”) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Code Section 162(m). As otherwise described herein, for purposes of compensation that is intended to be Performance-Based Compensation, the Committee has delegated its responsibilities to an Executive Compensation Subcommittee (and, as to the delegated duties, the Subcommittee will act as the “Committee” until those duties are no longer delegated to it).

Subject to the terms of the Plan, the Committee determines from among the Eligible Individuals (as defined below) who will receive Awards, the number of shares of common stock subject to the Awards and the exercise price and other terms of the Awards. The persons eligible to receive Awards (“Eligible Individuals”) are employees of our company or its subsidiaries, consultants or other persons providing services to our company or its subsidiaries and members of the Board; provided that ISOs may only be granted to an employee of our company or certain of its corporate subsidiaries. As of March 18, 2013, there were approximately 25,000 persons who would be considered Eligible Individuals for the purposes of the Plan, although under our existing policies there are only about 750 employee and non-employee director participants in the Plan. The consideration to be received by us for the granting of Awards under the Plan is service to our company or its subsidiaries. An Eligible Individual who is granted an Award under the Plan is referred to as a “Participant” in the Plan.

Available Shares and Share Information; Limitations on Awards

If the amendment and restatement of the Plan is approved at the Annual Meeting, the maximum total number of shares of common stock that may be delivered under the Plan will be increased by 3,500,000 shares of common stock. If approval is obtained, the total number of shares of common stock that will be available for issuance under the Plan will be equal to the sum of (a) 3,500,000, plus (b) the number of shares available for issuance under the 2006 Plan immediately prior to the approval, plus (c) any shares of common stock that are represented by awards outstanding under the 2002 Plan or the 2006 Plan as of the Approval Date that are not delivered to a Participant or beneficiary because the Award expires, is forfeited or canceled, or the shares of common stock are not delivered because the Award is settled in cash; provided that the following shares may not be again made available for issuance under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares used to pay the exercise price or withholding taxes relating to an outstanding Award, or (iii) shares of common stock repurchased on the open market with the proceeds of the exercise price. In general, shares will be added back to the number of shares reserved on a one for one basis; provided, however, that (1) shares attributed to any Full Value Award granted under the 2006 Plan after May 13, 2009 and prior to the Approval Date shall be added back on a 1.25 for one basis and (2) shares attributable to any Full Value Award granted under the Plan from and after the Approval Date shall be added back on a 1.49 for one basis.

The maximum number of shares of common stock that may be delivered under the Plan pursuant to ISOs is 2,300,000. For awards that are intended to constitute Performance-Based Compensation, including ISOs, the following limits will apply: (1) with respect to the grant of an Award to any one individual in any one calendar year, no more than 350,000 shares of common stock may be subject to any Options or SAR and no more than 200,000 shares of common stock may be subject to any Full Value Award, and (2) with respect to a Cash Incentive Award, the maximum amount payable to any Participant with respect to any twelve-month performance period shall be $8,000,000 (pro rated for performance periods that are greater or lesser than twelve months). In the case of any Full Value Award or Cash Incentive Award that is intended to be Performance-Based Compensation, if the Award is denominated in common stock but an equivalent amount of cash is delivered in lieu of the shares, the foregoing individual limits shall be applied based on the methodology used by the Committee to convert the number of share of common stock to Cash and if the delivery of shares of common stock or cash is deferred until after the common stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded.

Shares of common stock covered by an Award shall only be counted as used to the extent they are actually used. A share of common stock issued in connection with any Award under the Plan shall reduce the total number of shares under the Plan by one; provided that a share of common stock issued in connection with a Full Value Award under the Plan shall reduce the total number of shares of common stock available for issuance under the Plan by 1.49 (1.25 for Full Value Awards made prior to the Approval Date). To the extent provided by the Committee, any Award under the Plan may be settled in cash rather than shares of common stock.

The shares of common stock with respect to which Awards may be made under the Plan will be shares of common stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by our company as treasury shares, including shares of common stock purchased in the open market or in private transactions.

As of March 18, 2013, we had an aggregate of 60,572,508 shares of common stock outstanding. The closing price per share of common stock on March 18, 2013, as reported by the New York Stock Exchange, was $38.30.

Options and SARs

The grant of an “Option” under the Plan entitles the Participant to purchase shares of common stock at an exercise price established by the Committee. The Committee also will determine whether an Option is an ISO or an NQO, provided that an Option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent it does not otherwise satisfy the requirements for an ISO. An SAR entitles the Participant to receive, in cash or shares of common stock, value equal to the excess of: (i) the fair market value of a specific number of shares of common stock at the time of exercise; over (ii) an exercise price established by the Committee.

The “Exercise Price” of each Option and SAR granted is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price may be less than 100% of the Fair Market Value (as determined in accordance with the Plan and generally equal to the average of the highest and lowest sale prices of a share of common stock on the date of the determination) of a share of common stock on the date of grant (or, if greater, the par value of a share of common stock).

The Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to our Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award (except for either adjustments related to the adjustment of shares or reductions in exercise price approved by our stockholders). Unless approved by our stockholders, no Option or SAR granted under the Plan may be surrendered to us in consideration for a cash payment if, at the time of surrender, the exercise price of the Option or SAR is greater than the then current fair market value of a share of common stock.

An Option and SAR may, but need not, be granted in tandem. If an Option is granted in tandem with an SAR, the exercise price of both the Option and the SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel with corresponding tandem SAR or Option with respect to such share. If an SAR is granted in tandem with an option, but is granted after the grant of an Option, or if an Option is in tandem with an SAR but is granted after the grant of an SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the fair market value of a share of common stock at the time of such grant.

The expiration date with respect to an Option or SAR will be established by the Committee at the time of the grant but will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates (unless otherwise determined otherwise by the Committee): (a) if the Participant’s termination occurs by reason of death, disability or retirement, the three-year anniversary of the such termination; (b) if the Participant’s termination occurs for reasons other than retirement, death, disability or cause, the termination date; and (c) if the Participant’s termination occurs for reasons of cause, on the day preceding the Participant’s termination date.

Options and SARs may be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Committee.

Full Value Awards and Cash Incentive Awards

A “Full Value Award” is a grant of one or more shares of common stock or a right to receive one or more shares of common stock in the future (including bonus stock, stock units, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). As determined by the Committee: (i) the grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due; (ii) the grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period; (iii) the grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives. These awards may also be subject to other conditions or restrictions as determined by the Committee.

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or at the Committee’s discretion, shares of common stock having value equivalent to the cash otherwise payable) that is contingent upon achievement of performance objectives over a specified time period established by the Committee.

Except for awards granted in lieu of other compensation and grants that are a form of payment of earned performance awards or other incentive compensation, if an employee’s right to become vested in a Full Value Award is conditioned only upon completion of a period of a service with the Company (as opposed to achievement of specific performance objectives), then the required period of service for full vesting shall be at least 3 years. If an employee’s right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or objectives, then the required vesting period shall be at least one year. The applicable one year or three year vesting periods are subject to pro-rated vesting over the course of such three or one year period as applicable, and to the acceleration of vesting in the event of the Participant’s death, disability, involuntary termination, retirement or in connection with a change in control (as defined in the Plan).

The Committee may designate a Full Value Award or Cash Incentive Award as Performance-Based Compensation. With respect to any such award that is intended to be Performance-Based Compensation, (a) the Committee will establish objective performance targets for the relevant period in writing no later than 90 days after the beginning of the performance period and while the outcome as to the performance targets is substantially uncertain, (b) before an entitled Participant can receive a Full Value or Cash Incentive Award, the Committee must first determine that the performance target has been attained, and (c) special rules apply in the event of the Participant’s death, or disability or in the event of a change in control.

Any Full Value Awards or Cash Incentive Awards that are intended to be Performance Based Compensation will be conditioned on the achievement of one or more of the following Performance Measures: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) net income (before or after taxes); (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) cash flow return on investments, which equals net cash flows divided by owner’s equity; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) internal rate of return or increase in net present value; (xi) dividend payments to parent; (xii) gross margins; (xiii) gross margins minus expenses; (xiv) operating margin; (xv) share price (including, but not limited to, growth measures and total stockholder return); (xvi) expense targets; (xvii) working capital targets relating to inventory and/or accounts receivable; (xviii) planning accuracy (as measured by comparing planned results to actual results); (xix) comparisons to various stock market indices; (xx) comparisons to the performance of other companies; (xxi) technological achievement; (xxii) customer counts; (xxiii) customer satisfaction, quality management or customer service performance; and (xxiv) EVA®, or (xxv) any combination of the foregoing. For purposes of this Plan, “EVA” means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion (EVA is a registered trademark of Stern Stewart & Co.). Where applicable, the performance targets based on satisfaction of these Performance Measures may be expressed in terms of attaining a specified level of the particular measure or the attainment of a percentage increase or decrease in the particular measure, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company or a Subsidiary, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the Committee. The targets based on these Performance Measures shall be determined in accordance with generally accepted accounting principles. Further, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in SFAS No. 144 (or its successor) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

Nothing in the Plan precludes the Committee from granting Full Value Awards or cash-incentive awards under the Plan or the Committee or our company from granting any cash-incentive awards outside of the Plan that are not intended to be performance-based compensation for purposes of Code Section 162(m). The Committee reserves the right to determine whether any award under the Plan will be intended to constitute performance-based compensation for purposes of Code Section 162(m).

Transferability

Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Certain Adjustments

In the event of a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during a specified time); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

Amendment or Termination

The Board may, at any time, amend or terminate the Plan, and may amend any award agreement under the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, (i) no revision of the Plan shall be made without stockholder approval, if such revision would constitute a “material revision” of the Plan for purposes of the rules of the New York Stock Exchange, Inc. or stockholder approval is otherwise required by applicable law, regulation or stock exchange rule, and (ii) except in connection with adjustments made on account of corporate transactions (as described above), the terms of outstanding Options or SARs may not be amended to reduce the exercise price and outstanding Options or SARs may not be cancelled in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Change in Control

Upon the occurrence of a change in control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in any award agreement: (a) Options and SARs will become immediately vested and exercisable and will remain exercisable for the lesser of 36 months following such change in control or the remaining maximum term of such Award; (b) any period of restriction and restrictions imposed on Full Value Awards will lapse; and (c) the target payout opportunities attainable under Full Value Awards and Cash Incentive Awards will be deemed to have been fully earned as of the effective date of the change in control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held.

New Plan Benefits

We cannot currently determine the benefits or exact number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information about awards granted under the 2006 Plan during the year ended December 31, 2012 to our named executive officers, all executive officers as a group, all non-employee directors as a group and all non-executive employees as a group.

	Long-Term Cash Incentive Award for 2012-2014 (at target)	Shares of Restricted Stock Granted	Shares Underlying Options Granted
Mr. Sherrill	$2,200,000	54,702	88,377
Mr. Trammell	$560,000	13,924	22,496
Mr. Nair	$800,000	19,892	32,137
Mr. Yanos	$470,000	11,686	18,881
Mr. Fornos	$470,000	11,686	18,881
All Executive Officers	$6,051.208	149,627	241,744
All Non-Executive Directors	—	27,180	—
All Non-Executive Employees	$2,102,170	51,982	83,986

Further, as described above under “Ownership of Common Stock” and “Executive Compensation — Director Compensation,” it is anticipated that the portion of Outside Directors’ fees payable in equivalent units that may be stock-settled will be awarded under the Plan.

Outstanding Awards

The following table shows, as of December 31, 2012, information regarding outstanding awards available under our compensation plans (including individual compensation arrangements) under which our equity securities may be delivered:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities available for future issuance (excluding shares in column (a))(1)
Equity compensation plans approved by security holders:
Stock Ownership Plan(2)	78,103	$20.39	—
2002 Long-Term Incentive Plan (as amended)(3)	159,720	$2.91	—
2006 Long-Term Incentive Plan (as amended)(4)	2,209,652	$20.83	1,036,883

(1)

Reflects the number of shares of the Company’s common stock. Does not include 397,456 shares that may be issued in settlement of common stock equivalent units that were (i) credited to outside directors as payment for their retainer and other fees or (ii) credited to any of our executive officers who have elected to defer a portion of their compensation. In general, these units are settled in cash. At the option of the Company, however, the units may be settled in shares of the Company’s common stock.

(2)	This plan terminated as to new awards on December 31, 2001 (except awards pursuant to commitments outstanding at that date).

(3)	This plan terminated as to new awards upon adoption of our 2006 Long-term Incentive Plan (except awards pursuant to commitments outstanding on that date).

(4)

Does not include 348,918 shares subject to outstanding restricted stock (vest over time) as of December 31, 2012 that were issued at a weighted average grant date fair value of $31.69. Under this plan, as of December 31, 2012, a maximum of 829,506 shares remained available for delivery under full value awards (i.e., bonus stock, stock equivalent units, performance units, restricted stock and restricted stock units).

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to participants in the Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

ISOs. Generally, the grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company and its eligible corporate subsidiaries during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of common stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of common stock, then, upon disposition of such shares of common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. The participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares of common stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of common stock over the exercise price. If the amount realized exceeds the value of the shares of common stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of common stock.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares of common stock given up and the identical number of shares of common stock received under the Option. That number of shares of common stock will take the same basis and, for capital gain purposes, the same holding period as the shares of common stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of common stock to receive ISO treatment. Common shares received in excess of the number of shares of common stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of common stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of common stock received from the exchange, it will be treated as a disqualifying disposition of the shares of common stock with the lowest basis.

If the exercise price of an ISO is paid with shares of common stock acquired through a prior exercise of an ISO, gain will be realized on the shares of common stock given up (and will be taxed as ordinary income) if those shares of common stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of common stock received.

NQOs.     Generally, the grant of an NQO will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares of common stock, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares of common stock will be treated as capital gains and losses, with the basis in such shares of common stock equal to the fair market value of the shares of common stock at the time of exercise.

The exercise of an NQO through the delivery of previously acquired common stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of common stock surrendered and the identical number of shares of common stock received under the Option. That number of shares of common stock will take the same basis and, for capital gains purposes, the same holding period as the shares of common stock that are given up. The value of the shares of common stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares of common stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of common stock determined at the time of exercise.

SARs.     Generally, a participant will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of common stock received by the participant as a result of such exercise. The Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Full Value Awards.     The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of common stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

The Company generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

APPROVE EXECUTIVE COMPENSATION IN AN ADVISORY VOTE

(Item 4)

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are asking our stockholders to cast an advisory, non-binding vote on the compensation of our named executive officers. This proposal, commonly referred to as a “say-on-pay” proposal, gives stockholders the opportunity to endorse, not endorse or abstain from voting on our executive compensation programs and policies. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. The Dodd-Frank Act requires that we submit a proposal to stockholders similar to this proposal at least every three years.

Our executive compensation program is designed to attract and retain officers of the highest qualifications, experience and ability and to motivate them to increase stockholder value on both an annual and a longer-term basis primarily by improving our total stockholder return, EBITDA and free cash flow. The Compensation/Nominating/Governance Committee, to which we refer as the “committee,” believes that our executive compensation program reflects a strong pay-for-performance philosophy and drives the alignment of stockholder and management interests. As described more fully in the Compensation Discussion and Analysis on pages 23-35 of this proxy statement, the key features of our executive compensation program include:

•

Compensation for our executives is weighted primarily toward incentive forms of compensation, including annual and long-term cash incentive compensation and equity compensation. This reinforces a results-oriented management culture with the overarching goal of enhancing stockholder value.

•

Our general policy is to provide salary, annual cash incentive payments and long-term incentive compensation to executives based on performance that is competitive and at market levels with comparable companies when financial and qualitative targets are met (i.e. 50th percentile compensation for target performance).

•

We maintain stock ownership guidelines that apply to all of our directors and our senior officers. As of March 18, 2013, the record date for our Annual Meeting, our executive officers collectively owned approximately 4.2% of our outstanding common stock, which significantly aligns their interests with the interests of our stockholders.

•	Our committee has directly retained and receives advice from Meridian Compensation Partners, LLC, an independent compensation consulting firm that provides no other services to our company.

As noted in the “Executive Summary” of Compensation Discussion and Analysis on pages 23-25 of this proxy statement, we believe our compensation program for our named executive officers has been effective in driving outstanding financial results in 2012.

Accordingly, we are submitting the following resolution for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Tenneco approve, on an advisory basis, the compensation of Tenneco’s named executive officers as disclosed in the Proxy Statement for the 2013 Annual Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables and narrative disclosures set forth thereunder.”

This vote is an advisory vote, and therefore the result will not be binding on us. Although the vote is non-binding, the committee, which is comprised of independent directors and is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders. Accordingly, the committee will review the results of voting on this proposal, seek to determine the cause or causes of any significant negative voting results and will take these matters into consideration when making future compensation decisions for named executive officers.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the sections of this proxy statement entitled “Executive Compensation — Compensation/Nominating/Governance Committee Report on Executive Compensation” and “Report of Audit Committee” will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

DIRECTIONS TO ANNUAL MEETING

If you plan to attend the annual meeting in person, below are directions to our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045.

From North

Take 294 South

Exit Route 60 (Town Line Road) (left/east)

Left on Field Drive (2nd light)

Tenneco on Left Side

From O’Hare Airport and South

Take 294 North

Exit Route 60 (Town Line Road) (right/east)

Left on Field Drive (1st light)

Tenneco on Left Side

From Downtown Chicago

Kennedy Expressway, I-90, west

To Edens Expressway, I-94, toward Milwaukee

To 294 North

Exit Route 60 (Town Line Road) (right/east)

Left on Field Drive (1st light)

Tenneco on Left Side

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of these proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder Proposals — Inclusion in Company Proxy Statement

For a stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2014, the proposal must be received by December 5, 2013.

Other Stockholder Proposals — Discretionary Voting Authority and By-Laws

With respect to stockholder proposals not included in the Company’s proxy statement and form of proxy, we may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to us by the date determined under our By-Laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in our proxy statement. Our By-Laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our By-Laws, a proposal for the 2014 annual meeting not included by or at the direction of the Board must be received not earlier than January 16, 2014, nor later than February 15, 2014.

JAMES D. HARRINGTON
Corporate Secretary

The Company has made available to you its Form 10-K which you may access by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such report should be directed to General Counsel, Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois 60045.

Appendix A

TENNECO INC.

2006 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective March 20, 2013)

ARTICLE 1

GENERAL

1.1. History, Purpose and Effective Date. The Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) has been established by Tenneco Inc. (the “Company”) to: (a) promote the long-term success of the Company and its Subsidiaries (as defined herein); (b) attract and retain persons eligible to participate in the Plan; (c) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (d) provide incentive compensation opportunities that are competitive with those of other similar companies; (e) further identify Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and (f) thereby promote the growth in value of the Company’s equity and enhancement of long-term stockholder return. The Plan has been amended from time to time and the following provisions constitute an amendment, restatement and continuation of the Plan as of the date on which the Board adopts the amendment and restatement, which date shall be the “Effective Date” of the Plan as set forth herein.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as defined herein) shall determine and designate, from time to time, from among the Eligible Individuals (as defined herein), including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement (as defined herein), those persons who will be granted one or more Awards (as defined herein) under the Plan, and thereby become “Participants” in the Plan.

ARTICLE 2

DEFINED TERMS

As used in this Plan, the following capitalized terms shall have the meanings set forth or referenced below.

(a) Approval Date. The term “Approval Date” means the date on which the Plan, as amended and restated, is approved by the Company’s stockholders.

(b) Award. The term “Award” means any award or benefit granted under the Plan.

(c) Award Agreement. The term “Award Agreement” shall have the meaning set forth in Section 8.9.

(d) Board. The term “Board” means the Board of Directors of the Company.

(e) Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 4.1(b).

(f) Change in Control. The term “Change in Control” means any of the following events (but no event other than one of the following events):

(i) any person, alone or together with any of its affiliates or associates, becomes the beneficial owner, directly or indirectly, of securities of the Company representing (A) twenty percent (20%) or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition, or

(b) forty percent (40%) or more of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities having general voting rights; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause (i) solely because the requisite percentage of either the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company or any of its subsidiaries; or

(ii) members of the Incumbent Board cease to constitute a majority of the Board; or

(iii) the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, or the consummation of any sale, exchange or other disposition of all or substantially all of the Company’s assets (any such transaction, a “Business Combination”) without all or substantially all of the persons who are the beneficial owners of the then outstanding shares of the Common Stock (“Outstanding Common Stock”) or of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination constituting the beneficial owners, directly or indirectly, of fifty percent (50%) or more of, respectively, the outstanding shares of Common Stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; or

(iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

(g) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision shall include reference to any successor provision.

(h) Committee. The term “Committee” has the meaning set forth in Section 7.1.

(i) Common Stock. The term “Common Stock” means the Company’s common stock, par value $.01 per share.

(j) Company. The term “Company” has the meaning set forth in Section 1.1.

(k) Director. The term “Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

(l) Effective Date. The term “Effective Date” has the meaning set forth in Section 1.1.

(m) Eligible Individual. For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary.

(n) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) Exercise Price. The term “Exercise Price” has the meaning set forth in Section 3.3.

(p) Expiration Date. The term “Expiration Date” has the meaning set forth in Section 3.8.

(q) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Common Stock as of any date, the following rules shall apply:

(i) If the Common Stock is at the time listed or admitted to trading on any securities exchange, then the Fair Market Value shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the immediately preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.

(ii) If the Common Stock is not at the time listed or admitted to trading on a securities exchange, the Fair Market Value as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the immediately preceding business day) as reported in the over-the-counter market or as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(iii) If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.

(r) Full Value Award. The term “Full Value Award” has the meaning set forth in Section 4.1(a).

(s) Incumbent Board. The “Incumbent Board” shall consist of the following persons:

(i) the members of the Board on the Effective Date, to the extent that they continue to serve as members of the Board; and

(ii) any individual who becomes a member of the Board after the Effective Date, (1) upon the death or disability or retirement of, and as the successor to or replacement for, a member of the Board or (2) if his or her election or nomination for election as a director is approved by a vote of at least a majority of the then Incumbent Board, except that a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not be considered a member of the Incumbent Board for purposes of this clause (2).

(t) ISO. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(u) NQO. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b).

(v) Option. The term “Option” has the meaning set forth in Section 3.1(a).

(w) Participants. The term “Participants” has the meaning set forth in Section 1.2.

(x) Performance-Based Compensation. The term “Performance-Based Compensation” has the meaning set forth in Section 4.3.

(y) Performance Measure. The term “Performance Measure” means any of the following: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) net income (before or after taxes); (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) cash flow return on investments, which equals net cash flows divided by owner’s equity; (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) internal rate of return or increase in net present value; (xi) dividend payments to parent; (xii) gross margins; (xiii) gross margins minus expenses; (xiv) operating margin; (xv) share price (including, but not limited to, growth measures and total stockholder return); (xvi) expense targets; (xvii) working capital targets relating to inventory and/or accounts receivable; (xviii) planning accuracy (as measured by comparing planned results to actual results); (xix) comparisons to various stock market indices; (xx) comparisons to the performance of other companies; (xxi) technological achievement; (xii) customer counts; (xiii) customer satisfaction, quality management or customer service performance; (xiv) EVA®, or (xv) any combination of the foregoing. For purposes of this Plan, “EVA” means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.) Where applicable, the performance targets based on satisfaction of Performance Measures may be expressed in terms of attaining a specified level of the particular measure or the attainment of a percentage increase or decrease in the particular measure, and may be applied to one or more of the Company, a Subsidiary, or a division or strategic business unit of the Company or a Subsidiary, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The targets based on the foregoing Performance Measures shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to include or exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in SFAS No. 144 (or successor guidance) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

(z) Plan. The term “Plan” means the Tenneco Inc. 2006 Long-Term Incentive Plan as amended and restated effective as of March 20, 2013.

(aa) Recycled Shares. The term “Recycled Shares” has the meaning set forth in Section 5.1(b).

(bb) SAR. The term “SAR” has the meaning set forth in Section 3.1(b).

(cc) Subsidiary. The term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. For purposes of the grant of ISOs, the term “Subsidiary” means a subsidiary corporation within the meaning of Code Section 424(f).

(dd) Termination Date. The term “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and its Subsidiaries and ceases to perform material services for the Company and its Subsidiaries (whether as a director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or a Subsidiary which was the recipient of the Participant’s services; and provided, further that, with respect to a Director, “Termination Date” means date on which the Director’s service as an Director terminates for any reason.

(ee) 2002 Plan. The term “2002 Plan” means the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan.

(ff) 2006 Plan. The term “2006 Plan” means the Tenneco Inc. 2006 Long-Term Incentive Plan as in effect immediately prior to the Effective Date.

ARTICLE 3

OPTIONS AND SARS

3.1. Certain Definitions.

(a) The grant of an “Option” under the Plan entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Any Option granted under this Article 3 may be either an ISO or an NQO, as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not otherwise satisfy the requirements for an ISO.

(b) A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or shares of Common Stock, value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

3.2. Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Article 3 and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.

3.3. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

3.4. Exercise. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR shall be exercisable after the Expiration Date with respect thereto.

3.5. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

(a) Subject to the following provisions of this Section 3.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement not disapproved by the Committee and described in Section 3.5(c), payment may be made as soon as practicable after the exercise).

(b) Subject to applicable law, the Exercise Price shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price; (iii) by a combination of (i) and (ii); or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

(c) Except as otherwise provided by the Committee, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

As soon as practicable following exercise, including payment of the Exercise Price, certificates representing the shares of Common Stock so purchased shall be delivered to the person entitled thereto or shares of Common Stock so purchased shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

3.6. No Repricing. Except for either adjustments pursuant to Section 5.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.

3.7. Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

3.8. Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:

(a) if the Participant’s Termination Date occurs by reason of death, disability or retirement, the three-year anniversary of such Termination Date;

(b) if the Participant’s Termination Date occurs for reasons other than retirement, death, disability or cause, the Termination Date; or

(c) if the Participant’s Termination Date occurs for reasons of cause, the day preceding the Participant’s Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchange on which the Common Stock is listed).

ARTICLE 4

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

4.1. Certain Definitions

(a) A “Full Value Award” is a grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future (including bonus stock, stock units, restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units). Such grants may be subject to one or more of the following, as determined by the Committee:

(i) The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(ii) The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

(iii) The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

(b) A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

4.2. Special Vesting Rules. Except for (a) awards granted in lieu of other compensation and (b) grants that are a form of payment of earned performance awards or other incentive compensation, if (I) an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years and (II) if an employee’s right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant’s death, disability, involuntary termination, retirement or in connection with a Change in Control.

4.3. Performance-Based Compensation. The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as “Performance-Based Compensation” within the meaning of Code Section 162(m) and regulations thereunder. To the extent required by Code Section 162(m), any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a) The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures.

(b) A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 4.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c) If a Participant’s employment terminates because of death or disability, or if a Change in Control occurs prior to the Participant’s Termination Date, the Participant’s Cash Incentive Award may, to the extent provided by the Committee, become vested without regard to whether the Cash Incentive Award would be Performance-Based Compensation.

(d) A Full Value Award designated as Performance-Based Compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability or Change in Control).

Nothing in this Article 4 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Subsidiary from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Article 4 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation. Unless otherwise indicated by the Committee at the time of grant, all Options and SARs granted pursuant to the Plan shall be deemed to be intended to be Performance-Based Compensation for the purposes of Code Section 162(m) and all Full Value Award and Cash Incentive Awards for which the vesting or payment are conditioned on achievement of one or more Performance Measures shall be deemed to be intended to be Performance-Based Compensation for the purposes of Code Section 162(m).

ARTICLE 5

SHARES RESERVED AND LIMITATIONS

5.1. Plan and Other Limitations. The Awards that may be granted under the Plan shall be subject to the following:

(a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.

(b) Subject to the provisions of Section 5.2, the maximum number of shares of Common Stock that may be issued with respect to Awards under the Plan shall be equal to the sum of: (1) 3,500,000 shares of Common Stock, plus (2) the number of shares of Common Stock available for issuance under the 2006 Plan as of the Approval Date (and immediately prior to approval), plus (3) any shares of Common Stock that are represented by awards outstanding under the 2002 Plan or the 2006 Plan as of the Approval Date that are not delivered to a Participant or beneficiary because the award expires, is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash (collectively, the “Recycled Shares”). Notwithstanding the foregoing:

(i) The following shares of Common Stock may not be treated as Recycled Shares and may not again be made available for issuance as Awards under the Plan pursuant to this Section 5.2(b): (I) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (II) shares of Common Stock used to pay the Exercise Price or withholding taxes relating to an outstanding Award; or (III) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price.

(ii) Recycled Shares shall be added back to the number of shares reserved on a one for one basis; provided, however, that (I) Recycled Shares attributable to any Full Value Award granted under the 2006 Plan after May 13, 2009 and prior to the Approval Date shall be added back on a 1.25 for one basis and (II) Recycled Shares attributable to any Full Value Award granted under the Plan from and after the Approval Date shall be added back on a 1.49 for one basis.

(c) Shares of Common Stock covered by an Award shall only be counted as used to the extent that they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one; provided, however, that Full Value Awards granted under the Plan on and after the Approval Date shall reduce the total number of shares of Common Stock available for issuance under the Plan by 1.49 (1.25 in the case of Full Value Awards granted under the Plan between the Effective Date and the Approval Date).

(d) Except as expressly provided by the terms of this Plan, the issue by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e) To the extent provided by the Committee, any Award may be settled in cash rather than shares of Common Stock.

(f) The maximum number of shares of Common Stock that may be delivered to Participants pursuant to ISOs is 2,300,000; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(g) For Options and SARs that are intended to constitute performance-based compensation (within the meaning of Code Section 162(m)), including ISOs), no more than 350,000 shares of Common Stock may be subject to such Awards granted to any one individual during any one calendar year. For purposes of this subsection 5.1(g), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this subsection 5.1(g).

(h) For Full Value Awards that are intended to be Performance-Based Compensation, no more than 200,000 shares of Common Stock may be subject to such Awards granted to any one individual during any one calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of or after the time of vesting); provided, however, that Awards described in this Section 5.1(h) shall be subject to the following:

(i) If the Awards are denominated in Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash.

(ii) If the delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period shall be disregarded.

(i) For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any twelve month performance period shall equal $8,000,000 (pro rated for performance periods that are greater or lesser than twelve months); provided that Awards described in this Section 5.1(i), shall be subject to the following:

(i) If the Awards are denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Common Stock.

(ii) If delivery of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

5.2. Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards under this Section 5.2 may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described above); (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Options and SARs; and (d) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

ARTICLE 6

CHANGE IN CONTROL

Subject to the provisions of Section 5.2 (relating to certain adjustments), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in the Award Agreement:

(a) any and all Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the lesser of 36 months following such Change in Control or the remaining maximum term of such Award (regardless of whether the applicable Participant’s employment or directorship is terminated upon or after such Change in Control);

(b) any period of restriction and restrictions imposed on Full Value Awards granted hereunder shall lapse; and

(c) the target payout opportunities attainable under all Full Value Awards and Cash Incentive Awards granted hereunder shall be deemed to have been fully earned as of the effective date of the Change in Control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control.

ARTICLE 7

COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Article 7. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable securities exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of Code Section 162(m). Unless removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that in the event that there is no Committee, only members of the Board who are independent directors shall take action pursuant to this sentence with respect to grants to employees.

7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award.

(b) Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Code Section 409A.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 8

MISCELLANEOUS

8.1. Approval Date and Effect on 2006 Plan. The Plan, as amended and restated as of March 20, 2013, shall be effective as of the Effective Date; provided, however, that Awards granted after the Effective Date and prior to the Approval Date under the Plan will be contingent on approval of the amendment and restatement of the Plan by the Company’s stockholders (unless shares were otherwise available for such Awards under the 2006 Plan). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the tenth anniversary of the Effective Date. Any awards made under the 2002 Plan or the 2006 Plan shall continue to be subject to the terms of the 2002 Plan and the 2006 Plan, respectively. If the Approval Date does not occur, Awards may continue to be made under the 2006 Plan.

8.2. General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

8.3. Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this Section 8.3 may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income).

8.4. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

8.5. Dividends and Dividend Equivalents. An Award (other than an Option or a SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria and measures established.

8.6. Liability for Cash Payments. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

8.7. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

8.8. Form and Time of Elections; Notices. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

8.9. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or a Subsidiary (as applicable the “Award Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an “Award Agreement” regardless of whether any Participant signature is required.

8.10. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.

8.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Common Stock are registered in his name.

8.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.14. Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

8.15. Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.

8.16. Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Subsidiary operates or has employees. The foregoing provisions of this Section 8.16 shall not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.

8.17. Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1) and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Code Section 409A and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the

Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

ARTICLE 9

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, if applicable); and further provided that adjustments pursuant to Section 5.3 shall not be subject to the foregoing limitations of this Article 9. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award Agreement shall be made without the approval of the Company’s stockholders if (a) the amendment relates to the provisions of subsection 3.6 (relating to Option and SAR repricing) or (b) if such approval is required by law or the rules of any securities exchange on which the Common Stock is listed.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

TENNECO INC.

By:
Its:

Date: As of March 20, 2013

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Stockholders May 15, 2013

Tenneco Inc.

500 North Field Drive, Lake Forest, Illinois 60045

Tenneco Inc. 500 North Field Drive Lake Forest, Illinois 60045	April 3, 2013

Dear Benefit Plan Participant:

The Annual Meeting of the Stockholders of Tenneco Inc. is scheduled to be held Wednesday, May 15, 2013, at 10:00 a.m., local time, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice and proxy statement, which is being sent to all benefit plan participants in connection with the Annual Meeting, is enclosed for your information.

Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the “Trustee”) how to vote the shares of Tenneco Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions. Please submit your vote by 11:59 p.m. eastern time on May 12, 2013 so that the Trustee can vote the shares in your benefit plan account in accordance with your instructions.

If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account,

•	FOR the election of the nominees for director named in the proxy statement

•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as independent public accountants for 2013

•	FOR the approval of the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan

•	FOR the approval, in an advisory vote, of the Company’s executive compensation

•	In the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting

If you do not return your executed form of proxy to the Trustee, then your shares will be voted by the Trustee in accordance with the requirements of your benefit plan. Under the plan, the Trustee will vote all such shares in the same proportion as the instructions that it receives from participants who vote their shares.

Your vote will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

YOUR BENEFITS COMMITTEE

TENNECO INC. 500 N. FIELD DRIVE LAKE FOREST, IL 60045 ATN: JAMES D. HARRINGTON

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - -  - - - -- - - - - - - - - - - - -- - - - - - - - - - - - -- - - - - - - -  - - - - -- - - - - - - - - - - - -- - - - - - - - - - - - -- - - - - - -  - - - - - -- - - - - - - - - - - - - - - - - - - -

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                 DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
01	Thomas C. Freyman	☐	☐	☐
02	Dennis J. Letham	☐	☐	☐
03	Hari N. Nair	☐	☐	☐
04	Roger B. Porter	☐	☐	☐	NOTE: In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).
05	David B. Price, Jr.	☐	☐	☐
06	Gregg M. Sherrill	☐	☐	☐
07	Paul T. Stecko	☐	☐	☐
08	Jane L. Warner	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4		For	Against	Abstain
2	Approve appointment of PricewaterhouseCoopers LLP as independent public accountants for 2013.	☐	☐	☐
3	Approve the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan.	☐	☐	☐
4	Approve executive compensation in an advisory vote.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

- - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

TENNECO INC.

THIS PROXY IS SOLICITED BY THE BOARD OF

DIRECTORS

The Stockholder(s) hereby appoint(s) Gregg M. Sherrill and James D. Harrington, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tenneco Inc. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central time, on Wednesday, May 15, 2013, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS TWO, THREE AND FOUR.

Continued and to be signed on reverse side